UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARINE PRODUCTS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2801 Buford Highway NE, Suite 300,

Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2024 Annual Meeting of Stockholders of Marine Products Corporation, a Delaware corporation (“Marine Products” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 23, 2024, at 12:00 Noon, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1. To elect the three Class II nominees identified in the attached Proxy Statement to the Board of Directors;

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3. To approve the 2024 Stock Incentive Plan; and

4. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

MARINE PRODUCTS CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement dated March 14, 2024, is attached.

The Board of Directors has fixed the close of business on March 1, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

As permitted by the U.S. Securities and Exchange Commission rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), available to our stockholders electronically via the Internet. On or about March 14, 2024, we mailed to our stockholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2024 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 23, 2024: The 2024 Proxy Statement and 2023 Annual Report on Form 10-K to security holders are available at https://www.viewproxy.com/MarineProductsCorp/2024.

Voting can be completed in one of four ways:

Returning the Proxy Card by Mail	Via Telephone at 1-866-804-9616	Online at https://www.AALvote.com/MPX	Attending the meeting to vote In Person

By Order Of The Board Of Directors

Michael L. Schmit
Corporate Secretary
Atlanta, Georgia
March 14, 2024

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may vote your proxy by telephone or over the Internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

To our Stockholders,

On behalf of the Board of Directors, we are pleased to announce that we will hold our 2024 Annual Meeting of Stockholders on Tuesday April 23rd, 2024, at 12:00 Noon.

During 2023, we delivered solid financial performance despite some challenges emerging in the marine industry. We increased our net sales to $384 million, our EPS to $1.21 and operating cash flow to $57 million, and finished the year with a highly liquid balance sheet with over $70 million in cash and no debt. During 2023 our Board of Directors continued the Company’s regular quarterly cash dividends for the twelfth consecutive year. We paid $19.3 million in dividends ($0.56 per share), an increase of $2.2 million compared with $17.1 million in 2022. We are also pleased that our Chaparral and Robalo brands had excellent market share performance during 2023, maintaining their leadership positions in their respective size and categories in which they compete, as well as continued to receive industry accolades for customer satisfaction.

While we generated growth on most key financials measures in 2023, as the year progressed economic uncertainty, higher interest rates, and building inventories in our dealers’ showrooms slowed the post-COVID momentum boat manufacturers have recently enjoyed. As we navigate this softer and more normalized demand environment, we remain highly focused on innovation, efficiency, investment in our sales channel, and conservative financial stewardship. We have adjusted our operational costs and implemented promotional incentives, however, we will press forward on initiatives to improve both near-term and long-term financial results and position ourselves for success. A key benefit to our financial conservatism and discipline is a strong balance sheet that provides ample liquidity to make internal investments as well as explore more significant strategic actions to increase our scale and enhance our growth outlook.

Reflecting back on 2023, I want to thank all our stockholders, employees and dealers for your continued support and commitment. We believe we have some of the best boat makers in the industry and that their commitment to their craft underpins the outstanding reputation Chaparral and Robalo enjoy in the marketplace. To our dealers, many of whom have been with us for several decades, you represent our company to the consumer, ultimately serving as our brand ambassadors. We appreciate your support and partnership and look forward to continued, shared success.

Sincerely,

Ben M. Palmer
President and Chief Executive Officer

2024 ANNUAL PROXY STATEMENT

PROXY STATEMENT

We are furnishing the proxy materials to stockholders on or about March 14, 2024. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2024, Proxy Statement and the Annual Report on Form 10-K are available at https://www.viewproxy.com/MarineProductsCorp/2024.

The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 23, 2024 is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors; in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and in favor of the proposed 2024 Stock incentive Plan.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

HOUSEHOLDING AND DELIVERY OF NOTICE OR PROXY MATERIALS

The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company at 2801 Buford Highway NE, Suite 300, Atlanta, GA 30329 or by calling 404-321-7910. Eligible stockholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.

2024 ANNUAL PROXY STATEMENT

CAPITAL STOCK

The outstanding capital stock of the Company on March 1, 2024, consisted of 34,682,949 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 1, 2024, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to routine matters, if your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on the routine matters. Proposal 2, with respect to the ratification of the auditor, is the only routine matter on the agenda at this year’s Annual Meeting. With respect to Proposals 1, and 3, without instructions, your broker cannot vote your shares, resulting in what is known as “broker non-votes.” Broker non-votes will not be counted for the purpose of determining the number of votes cast on Proposals 1 and 3.

In accordance with the General Corporation Law of the state of Delaware, the following votes are needed for approval of each proposal:

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES

Proposal No. 1: The election of three Class II director nominees to serve as directors of the Company until our 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the director nominees named herein will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting.

In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected.

Proposal No. 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote with respect to this proposal is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2024 provided that a quorum is present at the Annual Meeting.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

2024 ANNUAL PROXY STATEMENT

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES
Proposal No. 3: To approve the proposed 2024 Stock incentive Plan.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote with respect to this proposal is required to approve the 2024 Stock Incentive Plan provided that a quorum is present at the Annual Meeting.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record and beneficially by officers and directors of the Company and their affiliates, which in the aggregate represent approximately 76% of the outstanding shares of Common Stock, will be voted for the nominees, for the ratification of the appointment of the Company’s independent registered public accounting firm, and for the approval of the 2024 Stock Incentive Plan.

2024 ANNUAL PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Company’s Board of Directors (Board) has an Audit Committee, Human Capital Management and Compensation Committee, Nominating and Corporate Governance Committee, and an Executive Committee (Committees). The Board has adopted written charters for certain of these Committees which are available on our website at www.marineproductscorp.com under the section titled Governance.

Under our Corporate Governance Guidelines directors are expected to attend all regular and special meetings of the Board and Board Committees upon which they serve. Directors are also expected to attend the Annual Stockholders Meeting. Each incumbent director attended at least 75% of the aggregate of all Board meetings and meetings of the Board Committees on which they served during 2023, and all members of the Board at that time attended last year’s Annual Stockholders Meeting.

The following table shows the current membership (M) and chairperson (C) of the Board and each of the Board committees, the number of Board and Board committee meetings held in 2023, and actions taken by unanimous written consent in lieu of meetings:

				Human Capital	Nominating
				Management	and
				and	Corporate
	Board of	Audit	Executive	Compensation	Governance
Name	Directors	Committee	Committee	Committee	Committee
Richard A. Hubbell	C		C
Susan R. Bell	M	M
Patrick J. Gunning	M	C		M	M
Amy R. Kreisler	M				M
Jerry W. Nix (1)	M	M		C	C
Ben M. Palmer	M		M
Gary W. Rollins	M
Pamela R. Rollins	M
Timothy C. Rollins	M				M
John F. Wilson	M	M		M	M
Meetings Held	5	6	—	4	3
Actions Taken by Written Consent	—	—	1	1	—
(1)	Lead Independent Director

Audit Committee

The Audit Committee of the Board of Directors currently consists of Patrick J. Gunning (Chairperson), Jerry W. Nix, Susan R. Bell and John F. Wilson. The Audit Committee is responsible for, among other things:

>	appointing the Company’s independent registered public accounting firm to audit the Company’s financial statements;
>	assessing the independence and overseeing the performance of the Company’s independent registered public accounting firm;
>	pre-approving all audit and all permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
>	discussing with the Company’s independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board, Securities and Exchange Commission (SEC) or other regulations;

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>	reviewing the Company’s financial statements and critical accounting policies and estimates;
>	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
>	assessing the performance of the Company’s internal audit department;
>	reviewing the Company’s insider trading and anti-corruption policies;
>	overseeing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and
>	overseeing compliance with the Company’s Code of Business Conduct and Ethics.

The Board has determined that all of the members of the Audit Committee are independent as defined by the rules of the SEC and the New York Stock Exchange (NYSE). The Board has also determined that all members of the Audit Committee with the exception of John F. Wilson are qualified as “Audit Committee Financial Experts” within the meaning of the rules of the SEC and that they have accounting or related financial management expertise within the meaning of the NYSE listing standards. In addition, the Board has determined that Mr. Wilson is “financially literate” within the meaning of and as required by the rules and regulations of the NYSE. The Board has also determined that Ms. Bell’s simultaneous service on the audit committees of four public companies will not impair her ability to effectively serve on the Company’s Audit Committee.

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

The Human Capital Management and Compensation Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning and John F. Wilson. The Human Capital Management and Compensation Committee is responsible for, among other things:

>	reviewing the Company’s executive compensation philosophy and strategy;
>	reviewing and approving the corporate goals and objectives relevant to the compensation of the Company’s CEO and executive officers;
>	evaluating the performance of the Company’s CEO and executive officers;
>	reviewing the compensation of the Company’s Non-Employee Directors for service on the Board and its committees, and recommending changes to their compensation program as appropriate;
>	determining the stock ownership guidelines for the Company’s Non-Employee Directors, CEO, executive officers, and other key executives and monitoring compliance with such guidelines;
>	overseeing the development and management of the Company’s human capital management strategy and policies including, but not limited to, those policies and strategies regarding diversity, equity and inclusion; and
>	reviewing, approving and administering incentive compensation and equity compensation plans for executive officers and directors.

The Board has determined that all members of the Human Capital Management and Compensation Committee are independent as defined by the rules of the SEC and NYSE. In addition, each member of our Human Capital Management and Compensation Committee is also a Non-Employee Director, as defined pursuant to Rule 16b-3 of the Exchange Act.

The Company is not required by law or by the NYSE rules to have a formal compensation committee charter since we are a controlled corporation as described below under the heading Director Independence and NYSE Requirements. However, we have established a written charter of the Human Capital Management and Compensation Committee to promote responsible corporate governance practices, and we currently intend to maintain the committee charter going forward. See section titled Compensation Discussion & Analysis—Compensation Setting Process for information regarding the Human Capital Management and Compensation Committee’s processes.

2024 ANNUAL PROXY STATEMENT

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board has determined that each member of the Human Capital Management and Compensation Committee is independent in accordance with the NYSE rules. The Human Capital Management and Compensation Committee consists of Messrs. Nix, Gunning, and Wilson. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries. Related party transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the following sections, Director Independence and NYSE Requirements, and Certain Relationships and Related Party Transactions of this Proxy Statement. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or Human Capital Management and Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning, John F. Wilson, Timothy C. Rollins and Amy R. Kreisler. The Nominating and Corporate Governance Committee is responsible for, among other things:

>	determining the appropriate qualifications required for the members of the Board;
>	recommending Board committee chairs and assignments;
>	recommending to our Board nominees for director and to consider any nominations properly made by a stockholder, to make recommendations to our Board of Directors regarding the agenda for our Annual Meeting of Stockholders, and appropriate action to be taken in response to any stockholder proposals;
>	conducting periodic reviews of the composition and size of the Board and its committees, as well as the frequency and procedures of Board meetings;
>	overseeing compliance with key corporate governance policies, including the company’s Corporate Governance Guidelines and Independence Guidelines;
>	reviewing and approving related party transactions by a sub-committee of independent members;
>	reviewing and monitoring the Company’s Environmental, Social and Governance practices, policies, programs and public disclosures; and
>	reviewing and assessing the adequacy of the Company’s Code of Business Conduct and Ethics.

The Company is not required by law or by the NYSE rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.” However, we have established a Nominating and Corporate Governance Committee and a written charter to promote responsible corporate governance practices. We currently intend to maintain the committee going forward, but as a controlled company, we rely upon the exemption from the requirement that we have a nominating committee comprised entirely of independent directors.

DIRECTOR NOMINATIONS

Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.marineproductscorp.com under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors is responsible for selecting nominees for election to the Board of Directors. The Board has delegated the screening process of director nominees for nomination to the Board and service on the committees of the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for determining the appropriate

2024 ANNUAL PROXY STATEMENT

skills and characteristics required of Board members in the context of the then current makeup of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Bylaws and stockholders are advised to carefully review those requirements to ensure that nominations comply with the Bylaws; stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also comply with SEC Rule 14a-19(b). The Committee will consider nominations from stockholders that satisfy these requirements.

All of the nominees for directors being voted upon at the Annual Meeting to be held on April 23, 2024 are currently serving on the Board of Directors.

BOARD LEADERSHIP STRUCTURE

The Board believes the current leadership structure consisting of a separate Executive Chairman of the Board, Chief Executive Officer and Lead Independent Director represents the appropriate structure for the Company at this time. Richard A. Hubbell is the Executive Chairman of the Board and sets the agendas for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board, and presides over all Board meetings and the Annual Meeting of Stockholders. Ben M. Palmer is the President and Chief Executive Officer and sets the operational leadership and strategic direction of the Company. Jerry W. Nix is the Lead Independent Director and serves as the liaison between the Executive Chairman, CEO and the independent directors, sets the agenda for, and presides over, the executive sessions of the non-employee and independent directors, consults with the Executive Chairman and CEO regarding information sent to the Board in connection with Board meetings and being available, if requested by the stockholders, when appropriate, for consultation and direct communication.

RISK OVERSIGHT

Our Board of Directors oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board, the Executive Committee and the Audit Committee.

2024 ANNUAL PROXY STATEMENT

CYBERSECURITY RISK OVERSIGHT

The Board has delegated its responsibility for oversight of the Company’s cybersecurity and information security framework and risk management to the Audit Committee. The Audit Committee receives information and updates at least quarterly and actively engages with senior leaders with respect to the effectiveness of the Company’s cybersecurity and information security framework, data privacy, and risk management. In addition, the Audit Committee receives reports summarizing threat detection and mitigation plans, audits of internal controls, training and certification, and other cyber priorities and initiatives, as well as timely updates from senior leaders on material incidents relating to information systems security, including cybersecurity incidents. The Audit Committee includes members with experience in risk management including cybersecurity.

Company management has established a Cybersecurity Governance Committee that is comprised of the Information Technology Manager and senior members of management. The Committee meets periodically to discuss cybersecurity program updates and challenges, watch for potential threats from both external and internal sources, monitor compliance in existing or emerging business practices, and respond to stakeholder inquiries. The Information Technology department is comprised of professionals with extensive expertise and led by its manager with over 20 years of experience in various aspects including cybersecurity.

DIRECTOR INDEPENDENCE AND NYSE REQUIREMENTS

Controlled Company Exemption

The Company has elected to be treated as a “controlled company” as defined by NYSE Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to the Company. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While the Company has a Nominating and Corporate Governance committee and a Human Capital Management and Compensation committee, and each of these committees has a charter that is available on the Company’s website, it is not required to and does not comply with all of the provisions of Sections 303A.04 and 303A.05. The Company is a “controlled company” because a group that includes Gary W. Rollins, Pamela R. Rollins, Timothy C. Rollins, and Amy R. Kreisler, each of whom is a director of the Company, and certain companies under their control, controls in excess of 50% of the Company’s voting power. This means that they have the ability to determine the outcome of the election of directors at the Company’s annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of the Company’s voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring the Company at a premium.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Human Capital Management and Compensation Committee, and a majority of the members of Nominating and Corporate Governance Committee are also “independent” directors. The current independent directors of the Company are Jerry W. Nix, Susan R. Bell, Patrick J. Gunning, and John F. Wilson.

Independence Guidelines

Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material. The Company’s Independence Guidelines are posted on the Company’s website at www.marineproductscorp.com under the Governance section and include categorical standards for determining independence in specific situations.

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Audit Committee Charter

Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships

After reviewing all of the relationships between the independent directors and the Company, the Board of Directors determined that none of independent directors had any relationships that impaired their independence and discussed the following:

●	Jerry W. Nix, Susan R. Bell, Patrick J. Gunning, and John F. Wilson served on the Boards of Rollins, Inc. and Marine Products Corporation. Gary W. Rollins, Pamela R. Rollins, Tim Rollins and Amy Kreisler are directors of RPC, Inc. and are part of a control group that has voting control over the Company. Gary W. Rollins and Pamela R. Rollins are directors of Rollins, Inc., and along with Tim Rollins and Amy Kreisler, are part of a significant shareholder group that owns a controlling interest in the Company. That significant shareholder group had a controlling interest in Rollins, Inc. prior to September 2023. Gary W. Rollins and John F. Wilson are also executive officers of Rollins, Inc

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members. The Company’s non-management directors meet at regularly scheduled executive sessions, and the independent directors separately meet at least once annually, without management in accordance with the NYSE corporate governance listing standards, and Mr. Jerry W. Nix, as Lead Independent Director, presided over the executive sessions held during 2023.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in regularly scheduled executive sessions each year without management, and such meetings are currently required to occur at least twice annually.

At the Company’s website at www.marineproductscorp.com, under the Governance section, you may access a copy of the Corporate Governance Guidelines, Audit Committee Charter, Human Capital Management and Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct, Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy, and Independence Guidelines.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at www.marineproductscorp.com under the Governance section.

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Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Independent Director, any of the Board committees or the non-management directors or independent directors as a group. Such communications should be addressed as follows:

Mr. Jerry W. Nix c/o Internal Audit Department Marine Products Corporation 2801 Buford Highway NE, Suite 300 Atlanta, Georgia 30329

The above instructions for communications with the directors are also posted on our website at www.marineproductscorp.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Director or the non-management or independent directors will be forwarded directly to the appropriate addressee(s).

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DIRECTOR COMPENSATION

Overview of the Non-Employee Director Compensation Program

Members of the Board who are not employees (Non-Employee Directors) receive compensation for their service. As Marine Products employees, Messrs. Hubbell and Palmer do not receive compensation for their service as Board members. The compensation program for our Non-Employee Directors is intended to provide a total compensation package to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. All Non-Employee Directors are also entitled to reimbursement of expenses for all services as a director, including reasonable travel expenses incurred in connection with required in-person attendance at board and committee meetings, committee participation or special assignments.

The Human Capital Management and Compensation Committee annually reviews each element and the total of our Non-Employee Director Compensation Program and periodically makes recommendations for any changes to the Board. There were no changes made to the Non-Employee Director Compensation Program for 2024.

2023 ANNUAL NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Cash and Equity Compensation

Under the Director Compensation Program in effect in 2023, our Non-Employee Directors received an annual cash retainer and an annual equity grant in the form of fully vested Company common shares under the Company’s 2014 Equity Stock Incentive Plan (SIP); Committee Chairs and members received additional annual cash retainers. All cash retainers are payable in equal quarterly installments in arrears. For each Non-Employee Director who is elected or appointed for the first time, the first quarterly installment of the annual cash retainers will be paid for the first quarter that ends on or after the date of his or her initial election or appointment, prorated based on service during the quarter. Equity retainers are granted on the third business day following the Annual Meeting of Stockholders and vest immediately on the grant date. In addition, equity retainers are not granted to the Non-Employee Director who is elected to the Board during the latter half of a year. The following table sets forth the 2023 Non-Employee Director Compensation Program:

	Annual	Annual	Annual	Committee
	Chair	Board Member	Equity	Member Annual
	Retainer	Retainer	Retainer	Cash Retainer
Board/Committee	($)	($)	($)	($)
Board of Directors	—	75,000	50,000	—
Lead Director	10,000	—	—	—
Audit Committee	20,000	—	—	6,000
Human Capital Management and Compensation Committee	10,000	—	—	3,000
Nominating and Corporate Governance Committee	6,000	—	—	2,000

2024 ANNUAL PROXY STATEMENT

2023 Director Compensation Table

The following table sets forth the compensation paid to our directors for services rendered as a director for the year ended December 31, 2023. Two of our directors, Richard A. Hubbell and Ben M. Palmer are employees of the Company and each of their employee compensation information is set forth in the Summary Compensation Table under the Executive Compensation section of this Proxy Statement. Directors that are Company employees do not receive any additional compensation for services rendered as a director.

All of the directors shown below have never been employed by the Company or paid a salary or bonus by the Company and do not participate or have never participated in any Company-sponsored retirement plans.

	Fees Earned or	Stock Awards	Option Awards	Total
Name	Paid in Cash ($)	($)	($)	($)
Susan R. Bell	81,000	50,000	—	131,000
Patrick J. Gunning	100,000	50,000	—	150,000
Amy R Kreisler	77,000	50,000	—	127,000
Jerry W. Nix	107,000	50,000	—	157,000
Gary W. Rollins	75,000	50,000	—	125,000
Pamela R. Rollins	75,000	50,000	—	125,000
Timothy C. Rollins	77,000	50,000	—	127,000
John F. Wilson	86,000	50,000	—	136,000

(1)	All stock awards are fully vested at grant.

Non-Employee Director Stock Ownership Guidelines

Under Stock Ownership Guidelines, Non-Employee Directors are required to beneficially own, within five years of their appointment to the Board, common stock of the Company equal to at least three times the annual equity retainer. Non-Employee Directors are prohibited from selling Company stock granted to such director by the Company for a period of one year from the date of such grant and until such director is in compliance with their ownership requirement under these Stock Ownership Guidelines.

2024 ANNUAL PROXY STATEMENT

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names, ages as of March 1, 2024, and certain other information for each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our Board following the Annual Meeting. Full biographical information follows the table.

			Director	Current Term
Name	Class	Age	Since	Expires	Independent
DIRECTOR NOMINEES:
Richard A. Hubbell	II	79	2001	2024	✘
Gary W. Rollins	II	79	2001	2024	✘
John F. Wilson	II	66	2022	2024	✔
CONTINUING DIRECTORS:
Timothy C. Rollins	III	61	2016	2025	✘
Pamela R. Rollins	III	67	2017	2025	✘
Susan R. Bell	III	61	2021	2025	✔
Amy R. Kreisler	III	54	2022	2025	✘
Jerry W. Nix	I	78	2020	2026	✔
Patrick J. Gunning	I	64	2021	2026	✔
Ben M. Palmer	I	63	2022	2026	✘

Key Attributes, Experience and Skills of Director Nominees and Continuing Directors

Director Nominees

Richard A. Hubbell
Executive Chairman of the Board Chairperson of the Executive Committee Non-Independent Member of the Board of Directors

Richard A. Hubbell has been Executive Chairman of the Board effective May 17, 2022. Prior to that, he served as a Director and President and Chief Executive Officer of the Company since it was spun-off in 2001. This experience has given Mr. Hubbell extensive knowledge of the Company’s business and industry. He is also the Executive Chairman of the Board at RPC, Inc. and previously served as its President since 1987 and Chief Executive Officer since 2003. Previously, he was Executive Vice President of Rollins Communications, Inc., a media company. He joined Rollins, Inc. in 1970. Mr. Hubbell received a Bachelor of Arts in Economics from Westminster College.

2024 ANNUAL PROXY STATEMENT

Gary W. Rollins
Chairman of the Board, Rollins, Inc. Non-Independent Member of the Board of Directors

Gary W. Rollins has served as a Director of Marine Products Corporation since 2001. Mr. Rollins has extensive knowledge of the Company’s business and industry having served on the Board of the Company for over 21 years. He served as the Non-Executive Chairman of the Board August 2020 until May 17, 2022. Mr. Rollins currently serves as the Chairman of the Board at Rollins, Inc., a role he has held since 2021, and previously served as its Vice Chairman from 2013 to 2020 and its Chief Executive Officer from 2001 to 2022. Mr. Rollins served as the Non-Executive Chairman of RPC, Inc. from August 2020 until May 17, 2022 and currently is a member of the Board at RPC, Inc. Mr. Rollins previously served as a Director of Genuine Parts Company from 2013 to 2017. Mr. Rollins received a Bachelor of Science in Business Administration from the University of Tennessee.

John F. Wilson

Vice-Chairman, Rollins, Inc.

Independent Member of the Board of Directors

Member of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

John F. Wilson has served as a Director of Marine Products Corporation since 2022. Mr. Wilson has served as a Director of Rollins, Inc. since 2013, and as Vice-Chairman of that company since 2020. He previously served as Vice President of Rollins from 2011 to 2013, President and Chief Operating Officer from 2013 to 2020, and as President of Orkin, LLC., from 2009 to 2013. Prior to these executive roles, Mr. Wilson held roles at Rollins, Inc. as sales inspector, branch manager, Central Commercial Region Manager, Atlantic Division Vice President, and President of the Southeast Division. Mr. Wilson’s experience at Rollins has provided him with significant business management and public company expertise. Mr. Wilson is currently a member of the Board at RPC, Inc. Mr. Wilson received a Bachelor of Business Administration in Business Management from the University of Tennessee.

2024 ANNUAL PROXY STATEMENT

Continuing Directors

Timothy C. Rollins
Vice President, LOR, Inc. Non-Independent Member of the Board of Directors Member of the Nominating and Corporate Governance Committee

Timothy C. Rollins has served as a Director of Marine Products Corporation since 2017. Mr. Rollins is a Vice President at LOR, Inc., a private family investment company, and manages its investments in fluid power distribution and cattle operations. In this role, he manages the Executive Team of Operations and approves major capital expenditures. He brings management and financial experience to the Board. He is also a Trustee of Emory University and of Woodruff Health Sciences Center. He is currently a member of the Board at RPC, Inc. Mr. Rollins is also a former Board member of both Emory Board of Visitors and of Emory Department of Psychiatry Board of Visitors. Mr. Rollins holds a Bachelor of Science in Business Administration from Boston University.

Pamela R. Rollins
Community Leader Non-Independent Member of the Board of Directors

Pamela R. Rollins has served as a Director of Marine Products Corporation since 2017. Ms. Rollins is a Trustee of Young Harris College, where she is the Chairperson of the Development and Investing in the Future Campaign Committees of the Board of Trustees. In these roles, she directs and supervises the activities of both Committees with the goal of securing endowments to Young Harris College for the support of its general educational activities. Ms. Rollins brings leadership and oversight experience to the Board. She is also a Trustee of The O. Wayne Rollins Foundation, a Trustee Emeritus of The Schenck School, a board member of The National Monuments Foundation and a former board member of The Lovett School. Ms. Rollins is currently a member of the Boards at Rollins, Inc. and RPC, Inc. Ms. Rollins received a Bachelor of Arts in Family Community Studies from Stephens College.

2024 ANNUAL PROXY STATEMENT

Susan R. Bell
Retired Partner, Ernst & Young LLP Independent Member of the Board of Directors Member of the Audit Committee

Susan R. Bell has served as a Director of Marine Products Corporation since 2021. Ms. Bell brings extensive risk oversight, financial and strategic experience to our Board of Directors. Ms. Bell retired as Partner from Ernst & Young LLP in 2021 after a 36-year career in public accounting. At Ernst & Young LLP, Ms. Bell served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as the Atlanta Office Managing Partner. Prior to working at Ernst & Young LLP, Ms. Bell started her career at Arthur Andersen LLP in 1984 where she served as an audit partner from 1996 to 2002. Ms. Bell currently serves as a member of the Board of Directors of RPC, Inc., Rollins, Inc. and First Advantage Corporation. She also serves on the Board compensation committee of First Advantage Corporation and Board audit committee of RPC, Inc. and chairs the audit committees of Rollins, Inc. and First Advantage Corporation. In addition, Ms. Bell serves on the boards of the non-profit, National Center for Civil & Human Rights and IWF Georgia, an international women’s forum. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in the states of Georgia and Tennessee.

Amy R. Kreisler
Executive Director, The O. Wayne Rollins Foundation Non-Independent Member of the Board of Directors Member of the Nominating and Corporate Governance Committee

Amy R. Kreisler has served as a Director of Marine Products Corporation since 2022. Ms. Kreisler is a Vice President at LOR, Inc., a private investment company. She is the Executive Director of The O. Wayne Rollins Foundation and a Trustee of The Ma-Ran Foundation; and Trustee of The Lovett School Board of Trustees, also serving on their Executive Committee.  In each of these roles, she oversees grant-making activities and directs the administration of foundation assets. Ms. Kreisler brings both legal and business experience to the Board. She is a long-standing member of the Rollins School of Public Health’s Dean’s Council and a former Board member of the Emory University Board of Visitors. Ms. Kreisler is currently a member of the Board at RPC, Inc. Ms. Kreisler is a former attorney of the law firm Arnall Golden Gregory LLP. She holds an English Degree from Hollins University and a Law Degree from The College of William and Mary Law School.

2024 ANNUAL PROXY STATEMENT

Jerry W. Nix

Former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company

Lead Independent Director of the Board of Directors

Chairperson of the Human Capital Management and Compensation Committee

Chairperson of the Nominating and Corporate Governance Committee

Member of the Audit Committee

Jerry W. Nix has served as a Director of Marine Products Corporation since 2020. Mr. Nix brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Nix retired from Genuine Parts Company in 2013 where he served as Vice Chairman from 2005 to 2013, Chief Financial Officer from 2000 to 2013 and as Executive Vice President from 2000 to 2005. Prior to joining Genuine Parts in 1978 Mr. Nix was an auditor with Ernst & Young from 1974 to 1978 and a pilot in the U.S. Air Force from 1968 to 1974. Mr. Nix currently serves on the Board of Directors of RPC, Inc. and Rollins, Inc., roles he has held since 2020 and on various civic and non-profit boards. Mr. Nix received a Bachelor of Science in Education from Mississippi State University and a Bachelor of Science in Accounting from the University of Florida.

Patrick J. Gunning

Former Chief Financial Officer at The Woodruff Arts Center

Retired Partner, Ernst & Young LLP

Independent Member of the Board of Directors

Chairperson of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

Patrick J. Gunning has served as a Director of Marine Products Corporation since 2021. Mr. Gunning brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Gunning served as the Chief Financial Officer of the Woodruff Arts Center, a non-profit organization, from November 2020 to June 2022. Mr. Gunning retired as a Partner from Ernst & Young LLP in June 2020, a role he had held since May 2002, after a 39-year career in public accounting. Mr. Gunning held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner for numerous publicly traded and privately owned companies. Prior to joining Ernst & Young LLP, Mr. Gunning worked at Arthur Andersen LLP from 1981 to 2002, where he served as a partner, lead audit partner and Assurance Division Leader. Mr. Gunning currently serves on the Board of Directors of RPC, Inc. and Rollins, Inc., roles he has held since 2021. Mr. Gunning received a Bachelor of Business Administration in Accountancy from the University of Notre Dame and is a Certified Public Accountant in the state of Georgia.

2024 ANNUAL PROXY STATEMENT

Ben M. Palmer
President and Chief Executive Officer Member of the Executive Committee Non-Independent Member of the Board of Directors

Ben M. Palmer has served as a Director of Marine Products Corporation since 2022. Mr. Palmer has been serving as  President and Chief Executive Officer of the Company since May 17, 2022. Previously, he served as Vice President, Chief Financial Officer, and Treasurer of the Company from the time it was spun-off in 2001 and assumed responsibility as Corporate Secretary in 2018. This experience has given Mr. Palmer extensive knowledge of the Company’s business and industry. He is also the President and Chief Executive Officer of RPC, Inc and previously served as its Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Palmer is currently a member of the Board at RPC, Inc. Prior to joining RPC, Inc., he served for three years as the CFO of EQ Services, a commercial mortgage and asset management subsidiary of The Equitable Companies. Prior to that he spent ten years with Arthur Andersen LLP in its audit and business advisory services division. Mr. Palmer has a Bachelor of Science in Business Administration from Auburn University.

2024 ANNUAL PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Overview

Our Board of Directors is currently composed of 10 members. In accordance with our Amended and Restated Bylaws (Bylaws), our Board is divided into three classes of directors. At the Annual Meeting three Class II directors will be elected for a three-year term, so that the term of office of one class of directors shall expire in each year. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death or resignation. Seven other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Bylaws, which provide for the election of directors for staggered terms, with each director serving a three-year term.

Nominees

At the Annual Meeting, Richard A. Hubbell, Gary W. Rollins and John F. Wilson will be nominated to serve as Class II Directors for a three-year term. The nominees for election at the 2024 Annual Meeting are currently directors of the Company. Unless authority is withheld, the proxy holders will vote for the election of each nominee named above as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy.

Our Board of Directors recommends a vote FOR the Class II Director Nominees above.

2024 ANNUAL PROXY STATEMENT

AUDIT MATTERS

Report of the Audit Committee

Management is responsible for the Company’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, and the financial reporting process, including management’s assessment of Internal Control over Financial Reporting (ICFR).

The Company’s independent registered public accounting firm is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and management reports on ICFR in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits nor is it the Audit Committee’s responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management. The Audit Committee presently consists of four independent directors, all of which are considered financially literate under NYSE rules.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2023, the Audit Committee:

>	Approved the engagement and terms of service of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023;
>	Reviewed with management and the Company’s independent registered public accounting firm, the interim financial information included in the Company’s Forms 10-Q prior to their being filed with the SEC, as well as the financial information in each quarterly earnings release;
>	Reviewed and discussed with the Company’s management (including internal audit) and the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2023 and 2022 and for the three years ended December 31, 2023 and the related ICFR;
>	Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
>	Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2023 and for the year then ended be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements and related internal controls.

Respectfully submitted by the Audit Committee of the Board of Directors

Patrick J. Gunning, Chairperson
Susan R. Bell
Jerry W. Nix
John F. Wilson

2024 ANNUAL PROXY STATEMENT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Independent Registered Public Accounting Firm

Principal Auditor

Grant Thornton LLP has served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022.

The Audit Committee has appointed Grant Thornton LLP as Marine Products Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Grant Thornton LLP has served as the Company’s independent auditors since 2004 and is considered by management to be well qualified. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. See “Proposal No 2—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:

	2023	2022
Audit fees(1)	$869,000	$942,650
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements, including internal controls over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the years 2023 and 2022 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to the Chairperson, and the Chairperson may further delegate approval authority to another member of the Committee from time to time. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

2024 ANNUAL PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. Grant Thornton has served as our independent registered public accounting firm since 2004.

During fiscal 2023, Grant Thornton LLP served as our independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

Although we are not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider that stockholder action in determining whether to retain Grant Thornton LLP as our independent registered public accounting firm for future fiscal years.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

2024 ANNUAL PROXY STATEMENT

PROPOSAL 3: APPROVAL OF THE 2024 STOCK INCENTIVE PLAN

Overview

The 2024 Stock Incentive Plan (the "2024 Plan”) is intended to replace the Company’s 2014 Stock Incentive Plan (the "2014 Plan”), which expires in April 2024. If the 2024 Plan is approved, all future equity compensation awards by the Company will be made under the 2024 Plan. Under the 2024 Plan, the Company can tailor incentive awards to support its corporate objectives and to keep pace with competitive business practices. Generally, the 2024 Plan is intended to strengthen the mutuality of interests between award recipients and the Company’s stockholders.

As adopted by the Board of Directors, the 2024 Plan will reserve 3.0 million shares of Company Common Stock (“Shares”) effective upon and subject to approval by the Company’s stockholders. As of March 1, 2024, this reserve of Shares represented approximately 10% of our currently outstanding shares of Common Stock and 5% of our currently authorized shares of Common Stock.

Description of the 2024 Stock Incentive Plan

A copy of the 2024 Plan is attached to this Proxy Statement as Appendix A, and a summary of the 2024 Plan is set forth below. The summary is qualified in its entirety be reference to the 2024 Plan.

The Company intends to register the shares available for issuance under the 2024 Plan on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as is practicable after receiving stockholder approval.

Summary Description of the 2024 Plan

The following summarizes the major provisions of the 2024 Plan and is qualified in its entirety by the text of the 2024 Plan, which is attached as Appendix A to this Proxy Statement.

Generally, the 2024 Plan authorizes the Human Capital Management and Compensation Committee (or, if so designated by the Board of Directors, the full Board of Directors or some other committee of Non-Employee Directors) to grant to directors, officers and other key employees ("Participants”) stock options and other equity compensation more fully described below. The Human Capital Management and Compensation Committee may delegate its powers and duties under the 2024 Plan subject to the limitations set forth in the 2024 Plan.

Eligibility. Directors, officers and other key employees of the Company or its subsidiaries and affiliates who are responsible for or contribute to the growth and/or profitability of the business of the Company are eligible to be granted awards under the 2024 Plan. Notwithstanding the foregoing, incentive stock options (as defined in the 2024 Plan) may only be granted to employees of the Company and any of its subsidiaries or affiliates that are a "subsidiary corporation” (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code”) and stock options and stock appreciation rights may be granted only to individuals with respect to whom the Shares will qualify as "service recipient stock” (within the meaning of Section 409A of the Code). Furthermore, no director who is not also an employee of the Company is eligible to receive incentive stock options.

Awards That May Be Issued Under the 2024 Plan. The 2024 Plan authorizes the grant of stock options, stock appreciation rights ("SARs”), and any other type of award valued by reference to (or otherwise based on) Shares, including, without limitation, restricted stock, restricted stock units, performance accelerated restricted stock, performance stock and performance units, as well as performance-based incentives payable in cash. If the Shares covered by an award are not delivered because the award is forfeited or canceled, or because the award is settled in cash or because such Shares are withheld from the award or otherwise tendered, physically or by attestation, to pay the exercise or purchase price of an award granted under the 2024 Plan or to satisfy applicable tax

2024 ANNUAL PROXY STATEMENT

withholding obligations incurred in connection with the award, such Shares will not be deemed delivered for purposes of determining the number of Shares remaining available for delivery. The maximum number of Shares available for delivery under the 2024 Plan will be unaffected by the availability of Shares under any plan assumed in connection with the acquisition of an interest in another company or awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired directly or indirectly by the Company or with which the Company combines.

The Human Capital Management and Compensation Committee has full authority to grant, pursuant to the terms of the 2024 Plan (i) stock options, including, without limitation, incentive stock options ("ISO”), non-qualified options ("NQOs”) and premium stock options, (ii) SARs and/or (iii) other stock-based awards, including, without limitation, restricted stock, restricted stock units (stock units are grants of a right to receive shares of stock in the future), performance-accelerated restricted stock, performance stock and performance units (as such terms are defined in the 2024 Plan), as well as performance-based incentives payable in cash.

Additional Plan Limitations. The 2024 Plan imposes additional limitations. Under the 2024 Plan, no more than 3.0 million Shares may be issued pursuant to ISOs. In addition, no one individual may be granted options, SARs or other stock-based awards representing over 200,000 Shares during any fiscal year. There is no maximum number of persons eligible to receive awards under the 2024 Plan. The Company estimates that approximately 70 persons are currently eligible, including three executive officers and eight Non-Employee Directors.

Plan Administration. The 2024 Plan may be administered by the Board of Directors, or any committee (the "Committee”) of at least two "Non-Employee Directors” (as that term is defined by Rule 16b-3 under the Exchange Act). The Company expects the 2024 Plan to be administered by the Human Capital Management and Compensation Committee which will have the authority to select participants and determine the timing, type, size and terms of each award, and to make all other determinations necessary or desirable in the interpretation and administration of the 2024 Plan. The Committee may also determine whether awards may be settled in cash.

Repricing and Amendment of Awards. If the exercise or base prices of any options or SARs exceed the current fair market value (as defined in the 2024 Plan) of the Shares, the Committee may, without stockholder approval, reprice such options or SARs to a price no lower than the then-current fair market value of the Shares. The Committee may also, without stockholder approval, amend any award to provide its holder with additional rights or benefits of the type otherwise permitted by the 2024 Plan, including extending its term. However, no amendment to the terms of any outstanding award that is subject to Section 409A of the Code may cause the award to violate such Section, no amendment to the terms of an outstanding award that is not subject to Section 409A of the Code may cause the award to become subject to such Section, and the term of an outstanding award may not be extended beyond the earlier of the latest date the award would have expired by its original terms or the tenth anniversary of the original grant date of the award, except to the extent that an award cannot be exercised because such exercise would violate the federal, state or local laws, then the expiration of such award shall automatically be tolled for the period in which such exercise would violate applicable law but not more than thirty (30) days.

Termination of the Plan. The 2024 Plan will terminate ten years from the date of stockholder approval.

Transferability. Except as may be provided by the Human Capital Management and Compensation Committee, awards will not be transferable except by will or by the laws of descent and distribution.

Termination of Employment. Generally, except as noted below, options and SARs are forfeited if the recipient’s employment or performance of services terminates before the award is exercised.

Clawback. Awards will be subject to the Company clawback policy and the applicable rules of the NYSE, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and any amounts paid under the award pursuant to the terms of the clawback policy or applicable laws.

2024 ANNUAL PROXY STATEMENT

However, the Human Capital Management and Compensation Committee may provide otherwise, in certain instances and there are limited exceptions where employment terminates because of death, disability or retirement. Generally, if an option or SAR holder’s employment terminates due to:

>	death or disability, options or SARs exercisable at termination (or whose vesting was accelerated by the Committee) remain exercisable for twelve months or for the remaining term of the option, if shorter; and
>	normal or approved early retirement, options or SARs exercisable at termination remain exercisable for a period of three months, less one day, or for the remaining term of the option, if shorter.

The Human Capital Management and Compensation Committee has discretion to alter the extension periods. Unless otherwise determined by the Human Capital Management and Compensation Committee, all unvested other stock-based awards, including without limitation restricted stock, restricted stock units and performance-accelerated restricted stock, are forfeited upon termination of the Participant’s employment for any reason other than death, disability or normal or approved early retirement. In the event of death, the 2024 Plan provides that all restricted stock will vest unless otherwise determined and in the event of disability or normal or approved early retirement for restricted stock and restricted stock units, the 2024 Plan provides that a pro rata portion of such restricted stock or restricted stock units will vest based on the elapsed portion of the applicable vesting period unless otherwise determined by the Human Capital Management and Compensation Committee. Performance stock units will generally vest as set forth above based on assumption that target performance levels will be achieved.

Option Pricing. The Human Capital Management and Compensation Committee has the authority to fix the exercise price of option awards. Generally, the exercise price of an ISO must be at least 100 percent of the fair market value of the Shares at the time of grant. However, if the grantee is a person with over ten percent of the voting power of the Company (or any subsidiary or parent of the Company), then the exercise price must be at least 110 percent of such fair market value. The exercise price of NQOs must be at least 100 percent of such fair market value. On March 1, 2024, the closing price of the Shares on the New York Stock Exchange was $11.05 per share.

Option Term. The term of each stock option will be fixed by the Human Capital Management and Compensation Committee, but no stock option shall be exercised more than ten years (or, in the case of an ISO granted to an employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiary or parent corporations, more than five years) after the date the option is granted. Options will become exercisable at such times and in such installments as the Human Capital Management and Compensation Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, unrestricted common stock held for at least six months, or any combination thereof) as the Human Capital Management and Compensation Committee may determine.

Certain ISO Restrictions. In order to comply with certain federal tax restrictions, no employee may be granted an incentive stock option if, taking into account such option, the aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any given calendar year, under this and all other incentive stock option plans of the Human Capital Management and Compensation Company, would exceed $100,000.

Cashless Exercises. Payment in full or in part of the exercise price of a Stock Option may be made in the form of unrestricted Shares, including shares withheld in connection with the exercise of the Stock Option, based, in each case, on the fair market value of the shares on the date the Stock Option is exercised, unless it shall be determined by the Human Capital Management and Compensation Committee, at or after grant, in its sole discretion, that unrestricted Shares are not a permissible form of payment with respect to any Stock Option or Options. If permitted by the Human Capital Management and Compensation Committee, a Participant may also elect to pay the exercise price upon the exercise of an option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

2024 ANNUAL PROXY STATEMENT

SARs. Upon the exercise of a SAR, the holder shall be entitled to receive an amount in cash and/or Shares equal in value to the excess of the fair market value of the Shares on the date of exercise over the fair market value of the Shares on the date of grant, multiplied by the number of SARs exercised, with the Human Capital Management and Compensation Committee having the right to determine the form of payment.

Restricted Stock Awards. A restricted stock award is an award of a given number of shares of common stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Human Capital Management and Compensation Committee. During the restriction period, the Participant generally has the right to vote and receive dividends on the shares.

Performance-Based Compensation. The Human Capital Management and Compensation Committee may designate whether any awards being granted to any Participant are intended to be “performance-based compensation,” as determined by the Human Capital Management and Compensation Committee in its sole discretion. Any such awards designated as intended to be “performance-based compensation” may be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Human Capital Management and Compensation Committee for such awards may be based on any one or more of the following, as selected by the Committee, or such other measures as the Human Capital Management and Compensation Committee shall determine: increase in stock price, return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Company and/or one or more divisions and/or subsidiaries, adjusted EBITDA of the Company and/or one or more divisions, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, cash flow of the Company and/or one or more divisions and/or subsidiaries, including without limitation, operating cash flow, free cash flow, and non-GAAP operating cash flow, and market price of the Company’s securities.

Amendment and Termination. The 2024 Plan is subject to amendment or termination by the Board of Directors without stockholder approval but no amendment may without stockholder approval (i) increase the number of Shares that may be issued under the 2024 Plan (except by certain adjustments provided for under the 2024 Plan); (ii) change the class of persons eligible to receive ISOs under the 2024 Plan; (iii) change the requirements regarding the exercise price; or (iv) amend the 2024 Plan in a manner that would require approval of the Company’s stockholders under applicable law, regulation or rule. Options may not be granted under the 2024 Plan after the date of termination of the 2024 Plan, but options granted prior to that date shall continue to be exercisable according to their terms.

Changes in Capital Structure. If the Company effects a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Company stock outstanding, without receiving compensation therefor in money, services or property, then the terms and conditions of the 2024 Plan and any then outstanding awards shall be adjusted proportionally in order to prevent dilution or enlargement of benefits or potential benefits under the 2024 Plan and awards made under the 2024 Plan.

Merger and Consolidation. In the event the Company is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. That agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for their cancellation, for accelerated vesting and accelerated expiration, or for settlement in cash.

2024 ANNUAL PROXY STATEMENT

New Plan Benefits

As of the date of this proxy statement, no awards had been granted under the 2024 Plan and none will be granted unless and until the 2024 Plan is approved by the Company’s stockholders. Because of the discretionary nature of any future awards under the 2024 Plan, the amount of such awards is not determinable at this time with respect to the Company’s directors, executive officers, including the executive officers named in the Summary Compensation Table, and the Company’s other employees. Information regarding restricted stock and performance stock units granted in 2023 to the executive officers of the Company under the Company’s 2014 Plan is set forth in the table captioned "Grants of Plan-Based Awards,” and information regarding outstanding restricted stock and performance stock units under the Company’s stock plans to the Company’s executive officers is set forth in the table captioned "Outstanding Equity Awards at Fiscal Year-End.” In 2023, grants of restricted stock covering 215,800 Shares were made to the non-executive employee group under the 2014 Plan. In addition, target performance shares totaling 24,500 shares were granted under the 2014 Plan with a maximum payout of 49,000 shares without the effect of total shareholder return, which could result in an upward adjustment of 20%. Except as referred to in the preceding sentences, there were no other grants in 2023 under Company plans.

No awards have been granted under the 2024 Plan that are subject to Stockholder approval. The Human Capital Management and Compensation Committee in its sole discretion will determine the number and types of awards that will be granted under the 2024 Plan. If the 2024 Plan is approved by our Shareholders, the Human Capital Management and compensation Committee may make grants with respect to 2024 at levels that are similar to 2023.

.

Federal Income Tax Consequences

The following discussion addresses certain anticipated United States federal income tax and certain employment tax consequences to the Company and to recipients of awards made under the 2024 Plan who are citizens or residents of the United States for federal income tax purposes. It is based on the Code and interpretations thereof in effect on the date of this proxy statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Moreover, it is not intended as tax advice to any individual.

Options.

Grant of Options. There will be no federal income tax consequences to the grantee of an option or the Company upon the grant of either an ISO or an NQO under the 2024 Plan.

Exercise of NQOs. Upon the exercise of an NQO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of common stock, less (b) the exercise price paid for those shares. The Company will be entitled to a tax deduction equal to the compensation income recognized by the grantee. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee’s basis in the shares received will be the exercise price paid for the shares plus the amount of income, if any, recognized upon exercise of the option.

Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes, provided the grantee was continuously employed by the Company or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of termination of employment as a result of total disability). The exercise of an ISO may, however, result in alternative minimum tax liability to the grantee. If the grantee retains the shares acquired upon the exercise of the ISO for more than two years from the date of grant and more than one year from the date of exercise, any gain on a later sale of the shares will be treated as long-term capital gain, and the Company will not be entitled to any tax deduction with respect to the ISO. If the grantee disposes of the shares of common stock received upon the exercise of an ISO before the expiration of the two-year and one-year

2024 ANNUAL PROXY STATEMENT

holding periods discussed above, a "Disqualifying Disposition” occurs. In that event, the grantee will have ordinary compensation income, and the Company will be entitled to a corresponding deduction, at the time of such disposition in the amount of such income.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Stock. A recipient of restricted stock or restricted stock units generally does not recognize income and the Company generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and the Company is entitled to a deduction on the date on which vesting occurs ("Vesting Date”) in the case of restricted stock, or on the date on which stock is issued or cash is paid in the case of restricted stock units. The amount of income recognized and the amount of the Company’s deduction will equal the fair market value of the vested stock or stock unit on the Vesting Date in the case of restricted stock, or on the date on which stock is issued or cash is paid in the case of restricted stock units. However, the recipient may elect to include in income the fair market value of restricted stock at the time of grant by making a timely election under Section 83(b) of the Code. If such Section 83(b) election is made, the Company’s deduction will equal the fair market value of the restricted stock at the time of grant and there is no further recognition of income when the restrictions lapse. If a recipient of restricted stock desires to make a Section 83(b) election, it must be made within thirty days from the date the restricted stock is issued.

A participant generally will recognize no income upon the grant of a performance unit or performance stock award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Any dividends on restricted stock or performance shares, or dividend equivalents with respect to restricted stock units or performance units, paid to the recipient prior to the Vesting Date will be includible in the recipient’s income as compensation and deductible as such by the Company.

Section 162(m) Limitation. In general, Section 162(m) of the Code limits to $1 million the federal income tax deductions that may be claimed in any tax year of the Company with respect to certain compensation payable to any employee who is the chief executive officer, chief financial officer or one of the other three highest paid executive officers of the Company on the last day of that tax year. Under the tax rules in effect before 2018, the Section 162(m) deduction limit did not apply to "performance-based compensation” paid under a plan that met the requirements of Section 162(m) of the Code and the regulations promulgated thereunder. However, the U.S. Tax Cuts and Jobs Act of 2017 eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation awarded under the 2024 Plan in excess of $1 million to a named executive officer generally is not deductible.

Golden Parachute Tax and Section 280G of the Internal Revenue Code. The Human Capital Management and Compensation Committee may provide for immediate vesting of all then outstanding unvested awards upon a change in control of the Company. That immediate vesting may cause certain amounts to be characterized as "parachute payments” under Section 280G of the Code for certain employees of the Company. Section 280G of the Code generally applies to employees or other individuals who perform services for the Company if, within the 12-month period preceding the change in control, the individual is an officer of the Company, a shareholder owning more than 1% of the stock of the Company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the Company or the highest paid 250 employees of the Company. An employee generally is deemed to have received a parachute payment in the amount of compensation that is contingent upon an ownership change if such compensation exceeds, in the aggregate, three times the employee’s Base Amount. The "Base Amount” is generally the employee’s average annual compensation for the five preceding years. An employee’s "excess parachute payment” is the excess of the employee’s total parachute payments over the Base Amount. An employee will be subject to a 20% excise tax under Section 4999 of the Code, and the Company will be denied a deduction for, any "excess parachute payment.”

2024 ANNUAL PROXY STATEMENT

Deferred Compensation. Awards made under the 2024 Plan, including awards granted under the 2024 Plan that are considered to be deferred compensation for purposes of Section 409A of the Internal Revenue Code, must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to recipients, which could include the inclusion of amounts not payable currently in income and interest and an additional tax on any amount included in income. The Company intends to structure any awards under the 2024 Plan such that the requirements under Code Section 409A are either satisfied or are not applicable to such awards.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes of any kind required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of an award under the 2024 Plan.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the 2024 Plan.

Certain Interests of Directors and Management

In considering the recommendations of the Board of Directors with respect to the 2024 Plan, stockholders should be aware that members of the Board of Directors and management have certain interests that may present them with conflicts of interest in connection with the proposal to approve the 2024 Plan. As discussed above, directors and employees of the Company are eligible for the grant of awards under the 2024 Plan. The Board of Directors believes that approval of the 2024 Plan will advance the interests of the Company and its stockholders by encouraging employees and directors to make significant contributions to the long-term success of the Company.

Required Vote

The approval of the 2024 Stock Incentive Plan will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting with respect to this proposal provided that a quorum is present at the Annual Meeting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding equity compensation plans as of December 31, 2023:

(C)
Number of Securities
	(A)		Remaining Available for
	Number of Securities	(B)	Future Issuance Under
	To Be Issued Upon	Weighted Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (A)) (1)
Equity compensation plans approved by security holders	—	$—	777,199
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	777,199
(1)	All of the securities can be issues in the form of restricted stock or other stock awards.

Our Board of Directors recommends a vote FOR the Proposal to Approve the 2024 Stock Incentive Plan.

2024 ANNUAL PROXY STATEMENT

EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of our current executive officers, other than Messrs. Palmer and Hubbell, whose business experience is described in the section titled Information Regarding Director Nominees and Continuing Directors of this Proxy Statement.

Michael L. Schmit
Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Michael L. Schmit has been Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company since May 17, 2022. He has also served as Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of RPC, Inc., since May 17, 2022 Previously, he served as Chief Accounting Officer at Schweitzer-Mauduit International, Inc., a global performance materials engineering and manufacturing company, since 2019. In addition, he served as the Chief Accounting Officer and Controller of Chart Industries, Inc., a global manufacturer of highly engineered equipment servicing the clean energy and industrial gas markets, in 2019 and 2018 and as Corporate Controller in 2017. Earlier in his career, Mr. Schmit worked for other public and private companies, including Georgia-Pacific, LLC, in various financial and risk management roles. He also worked in public accounting with Ernst & Young, both in the U.S.A. and Australia. Mr. Schmit holds a B.S. in Business Administration from the University of Nebraska with a major in Accounting and holds a CPA certification as well as several other related professional designations.

2024 ANNUAL PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and provides an overview of how the Human Capital Management and Compensation Committee made compensation decisions in 2023 for each of our Named Executive Officers (NEO) which consist of our Principal Executive Officer, our Principal Financial Officer, and our Executive Chairman of the Board, who were serving in such capacities in fiscal 2023. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosures included in this Proxy Statement.

In fiscal year 2023, our named executive officers were:

Named Executive Officer	Position with the Company in 2023
Ben M. Palmer	President and Chief Executive Officer.
Michael L. Schmit	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Richard A. Hubbell	Executive Chairman of the Board

Executive Summary

Fiscal Year 2023 Financial Highlights

>	Net sales of $383.7 million, an increase of 1% over prior year.
>	Net income of $41.7 million, an increase of 3% over prior year.
>	EBITDA was $51.6 million, down 4% year-over-year.
>	Net cash flow provided by operating activities was $56.8 million.
>	The Company remains debt-free and paid $19.3 million in dividends in 2023.

2024 ANNUAL PROXY STATEMENT

Executive Compensation Practices and Governance Policies

What We Do		What We Don’t Do
✔	Pay for Performance Majority of total compensation awarded to our named executive officers is directly linked to the Company’s financial performance.	✘	No Tax Gross-Ups Our named executive officers are not entitled to tax gross-ups under any of our compensation programs or policies.
✔	Align the Interests of Executives with those of Our Stockholders Equity compensation represents a significant portion of our named executive officers’ total compensation.	✘

No Hedging or Pledging

Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging or pledging our securities.

✔	Stock Ownership Guidelines We maintain strong stock ownership requirements for our directors and executive officers.	✘

No Employment Contract

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual restricted stock grant agreements.

✔	Independent Compensation Committee Our Human Capital Management and Compensation Committee is composed solely of independent directors.

Our Goals	How Goal was Reinforced in Our 2023 Compensation Program
Generate strong financial performance and returns for our stockholders
➢
Most of the executive compensation was delivered in the form of Annual Cash Incentives and Long-Term Incentive Compensation which align with stockholder interests.
➢
All of the 2023 Annual Incentive Compensation payouts were based on financial performance metrics. Our 2023 Annual Incentive Compensation rewarded executives for cash flow generation and profitability using Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as the primary performance metric.
➢
Our Long-term Incentive Plan incentivizes the creation of stockholder value through the grant of equity compensation including the use of absolute and relative TSR performance goals for a portion of the Performance Share Unit awards (PSU).

Attract and retain highly qualified individuals, with a strong emphasis on teams working together to capitalize on opportunities and solve problems
➢
We did not target a specific market percentile for executive compensation. Instead, executive compensation was set based on a holistic review of several factors, including market pay levels, individual performance and qualifications, and executive tenure.
➢
Our annual and long-term incentive programs generally reward company-wide results rather than performance against individual objectives.
➢
Our named executives’ compensation includes Long-Term Incentives that vest over a multi-year period to encourage their retention.

2024 ANNUAL PROXY STATEMENT

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. To accomplish this objective, we have endeavored to structure our executive compensation program in a fashion that gives our Human Capital Management and Compensation Committee the flexibility to take into account our operating performance and the individual performance of our executive officers.

The Human Capital Management and Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:

>	Attract and retain qualified executives;
>	Motivate performance to achieve Company objectives; and
>	Align the interests of our executives with the long-term interests of the Company’s stockholders.

The Human Capital Management and Compensation Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation levels.

The Company’s executive officers are also executive officers of RPC, Inc. (RPC) and receive compensation directly from RPC. The members of the Company’s Human Capital Management and Compensation Committee also constitute the Human Capital Management and Compensation Committee of RPC. In determining the compensation for the executive officers of the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that the aggregate compensation received from both RPC and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at RPC is contained in its annual Proxy Statement filed with the SEC.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of the following three core elements:

>	base salary (fixed);
>	annual performance-based cash incentive compensation (cash incentive); and
>	grants of stock-based awards such as restricted stock and performance share units (equity incentive).

In addition, we also provide retirement compensation plans, group welfare benefits and certain perquisites.

We believe (i) a competitive base salary is important to attract, retain and motivate our top executives; (ii) annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement towards the achievement of company-wide results; and (iii) equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders. In 2023, we included PSUs with three-year performance conditions to the equity incentive component, which we believe will further align NEO compensation with sustained long-term value creation and enhance executive retention by requiring attainment of performance goals over multiple years.

2024 ANNUAL PROXY STATEMENT

Fiscal 2023 Named Executive Officer Compensation Details

The table below reflects the approximate general distribution of the three core elements of NEO compensation earned for fiscal 2023 as determined by our Human Capital Management and Compensation Committee.

Total Direct Compensation

The numbers presented in the charts above are calculated in accordance with the presentation in the Summary Compensation Table included in the Executive Compensation section. Accordingly, the cash incentive component consists of the cash bonuses actually paid out for 2023 performance, but the stock awards are valued at fair value on the grant date. See section titled Grants of Plan-Based Awards in 2023 for further information about their valuation. Actual value ultimately received by the NEOs with respect to these awards may be greater or lesser than the grant date fair value. Fixed compensation presented in the chart consists of base salary. The numbers presented for “Other Named Executive Officers” are averaged for simplicity of presentation, but the mix for individual NEOs varies depending upon their role and responsibilities, as the Human Capital Management and Compensation Committee has deemed appropriate.

Compensation Elements

The following table sets forth information regarding each of the three core elements of the target compensation for the executive officers in 2023, including a description of each element.

Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Annual Incentive Compensation

Annual performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be higher or lower than target based on the achievement of certain Company performance goals.

Long-Term Incentive Compensation

Grants of stock-based awards in the form of Time-Based Restricted Share Unit awards (RSUs) and PSUs. Like annual incentive compensation, PSUs provide for target award payouts, but actual payout levels may be higher or lower than target based on achievement of Company performance goals and stock performance over a three-year term.

2024 ANNUAL PROXY STATEMENT

Base Salary

Base salary represents the fixed element of the compensation of our executive officers and is an important element of compensation intended to attract and retain qualified executives. The Human Capital Management and Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary). In making its determinations, the Human Capital Management and Compensation Committee gives consideration to the Company’s operating performance for the prior fiscal year and the individual executive’s performance and compensation paid by RPC. Base salary increases are not automatic or guaranteed.

2023 Base Salary Adjustments

Base salaries for 2023 were as follows: Ben M. Palmer: $450,000; Michael L. Schmit: $150,000 and Richard A. Hubbell: $300,000. No other salary adjustments were made for executive officers in 2023. At the January 2024 meeting, Michael L. Schmit’s base salary for 2024 was set at $160,000.

Annual incentive compensation

On an annual basis, the Human Capital Management and Compensation Committee establishes performance goals after the commencement of the performance period to which such goals relate. Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.

In connection with the annual establishment of performance goals, the Committee sets a target award for each participant for the applicable year, which is expressed as a percentage of the participant’s base compensation (the Target Award) in effect on the last day of the final pay period of that year. If the participant’s performance goals are based upon a combination of performance measures, the Committee will weigh the importance of each performance measure by assigning a percentage (the Weighted Percentage) to each performance measure (Target Performance Goal). For 2023, the Human Capital Management and Compensation Committee approved an annual cash incentive based on levels of performance using the measurement of EBITDA. The incentive design established an EBITDA target level of performance corresponding to the target annual incentive. Target, threshold and superior levels of performance for 2023 were as follows:

>	threshold performance level (with a Performance Value of 50% of the Target Award);
>	target performance level (with a Performance Value of 100% of the Target Award); to
>	maximum performance level (with a Performance Value of 200% of the Target Award).

To calculate a participant’s cash award amount for a given year where there is more than one performance measure, the amount earned for each such measure will be calculated individually first, and then they are totaled to determine the total payout. The amount earned for each performance measure equals the product of the Target Award multiplied by the Weighted Percentage assigned to that performance measure, multiplied by the Performance Value attained for that performance measure, multiplied by base salary. However, no bonus is earned if performance is below threshold level, and the bonus is capped at the maximum amount. The Committee determines the maximum cash award as a percentage of a participant’s base salary for each applicable year. In

2024 ANNUAL PROXY STATEMENT

2023, there was only one performance goal, so the Weighted Percentage multiplier was 100%. See diagram below for a visualization of the Performance-Based Incentive Cash Compensation calculation for 2023:

For 2023, the Committee established the target incentive award for the Chief Executive Officer and for the other members of the executive management at the amounts shown in the following table:

Award Opportunity
		Target Award
Named Executive Officer	Base Salary	(as a % of base salary)	Target Award
Ben M. Palmer	$ 450,000	70%	$ 315,000
Michael L. Schmit	150,000	70%	105,000
Richard A. Hubbell	300,000	70%	210,000

EBITDA is a widely used financial performance of short-term corporate profitability and is calculated by adding interest, income taxes, depreciation and amortization expenses to net income. The Company was required to achieve at least 75% of the target performance goal for executive officers to be eligible for any incentive cash compensation. These awards are determined on a sliding scale between the minimum performance level and maximum performance level, which corresponds to 130% of the target performance goal. To be eligible for the bonus award for 2023, EBITDA was required to be $37.5 million to be at the threshold and increased to maximum if EBITDA was $65 million. The target criteria and actual fiscal 2023 results for EBITDA are as follows:

Metrics	Minimum (75%)	Target (100%)	Maximum (130%)	Results	Percent Attained
EBITDA	$37.5M	$50.0M	$65.0M	$51.6M	103.2%

2024 ANNUAL PROXY STATEMENT

The actual fiscal 2023 result for EBITDA was calculated as follows:

2023 EBITDA Calculation (in Millions $’s)
Net income	$ 41,695
Interest income, net	(2,860)
Income tax provision	10,367
Depreciation and amortization	2,416
EBITDA	$ 51,618

The table below sets forth the threshold, target and maximum percentages of base salary for awards under the 2023 Incentive Plan, together with the achievement and actual Annual Cash Incentives paid to our named executive officers, based on actual Company results.

	Award Opportunity				Bonus Earned
Name	Threshold	Target	Maximum	Actual	% of Target Award	$
Ben M. Palmer	50% of Target Award	100% of Target Award	200% of Target Award	103.2%	108.0%	$340,200
Michael L. Schmit	50% of Target Award	100% of Target Award	200% of Target Award	103.2%	108.0%	$113,400
Richard A. Hubbell	50% of Target Award	100% of Target Award	200% of Target Award	103.2%	108.0%	$226,800

For 2022, our executive officers were paid 150% of the target cash incentive, based on the performance achieved that year. In 2021, the named executive officers participated in a variety of individualized performance bonus programs and awards were based upon broad performance objectives.

long-term incentive compensation

Our Stock Incentive Plan (“SIP”) allows for a wide variety of stock-based awards including RSUs and PSUs. The terms and conditions of awards granted under the SIP are described in more detail below.

Awards under the Company’s SIP are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past few years, we have granted RSUs to various employees, including our executive officers, during our regularly scheduled meeting of the Human Capital Management and Compensation Committee in which the Committee reviews executive compensation, and more recently incorporated PSUs into the executive compensation program. In order to balance performance and retention incentives, awards made during fiscal 2023 consisted of 75% RSUs and 25% PSUs. The Human Capital Management and Compensation Committee believes that RSUs promote an ownership culture, align executives’ interests with those of our stockholders and provide retention incentives for our executive officers, while PSUs act as an additional tool for linking individual interests of our executive officers to those of our stockholders.

2024 ANNUAL PROXY STATEMENT

Consistent with this practice, we granted the following awards to our executive officers:

RSUs:
Name	2023	2022
Ben M. Palmer	38,250	40,000
Michael L. Schmit	13,500	15,000
Richard A. Hubbell	21,750	26,000

PSUs:
Name	2023 *	2022
Ben M. Palmer	12,750	—
Michael L. Schmit	4,500	—
Richard A. Hubbell	7,250	—
* Represents target level with no adjustment for the TSR modifier

For 2023, total equity compensation granted is comprised of RSUs and PSUs that will be earned over time as described below:

RSUs – RSUs granted in 2023 vested ratably over a period of four years and RSUs granted in 2022 vested over five years. Prior to 2022, the RSUs vested one-fifth per year beginning on the second anniversary of the grant date. RUS granted in 2024 will vest over three years. RSUs have full voting and dividend rights. However, until the RSUs vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability or retirement on or after age 65), the unvested RSUs will be forfeited. In the event of death, or “change in control” as determined by the Board of Directors, all unvested RSUs shall vest immediately.

PSUs – For 2023 each of the officers was granted a target number of PSUs with each such unit representing the right to receive, to the extent then vested, an amount payable in stock subject to certain performance conditions measured over the 3-year period ending in 2025.  Potential payouts under the PSUs are based on levels of performance using “3-Year Cumulative EPS,” which equals the  aggregate  of  Earnings Per Diluted Share for  fiscal  years  2023, 2024 and 2025, subject to potential adjustment iapproved by the Human Capital Management and Compensation  Committee and if such an adjusted measure is disclosed in the Company’s SEC filings.  No such adjustments were made for fiscal 2023. The award provides for threshold, target and maximum levels of payout, so that attainment of 75% of the target 3-Year Cumulative EPS will result in a payout at 50% of target level, while attaining 130% of the target 3-Year Cumulative EPS will result in a payout at 200% of target level; subject to further adjustment based upon a TSR Modifier.  The TSR Modifier adjusts the payout levels upward or downward by an amount up to 20%, based on the applicable relative percentile ranking of our stock benchmarked against the Russell 2000 Small Cap Index.  TSR is calculated as profit or loss from the net price change in the market price for our shares over the 3 year period, based on the 20-trading day average price at the beginning of 2023 and the end of 2025. With respect to both measures, interpolation is used to determine the payouts associated with performance between the threshold, target and maximum levels. After taking 2023 performance into consideration, we think it is likely that performance will exceed threshold, although actual performance could be higher or lower than our estimates.  See section titled Grants of Plan-Based Awards in 2023 below for threshold, target, and maximum share numbers and grant date fair values.

The shares granted in 2023 are set to cliff-vest on December 31, 2025. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death or disability as defined in the agreements), the unvested PSUs will be forfeited. In the event of death or disability as defined in the agreements, all unvested PSUs shall vest immediately at 100% of target levels, without regard to the actual EPS performance, and with no adjustment for the TSR modifier.  In addition, the Committee has the discretion to determine the treatment of the PSUs in the event of a change of control, and currently intends that such awards would be accelerated in the event of a change of control and pay out at target levels in the same manner as described for death and disability.

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PSU awards also include the right to “Dividend Equivalents” with respect to the underlying shares. Dividend equivalents are accrued over the performance period, in cash, based upon target payout level, subject to a true-up at the end of the three-year cycle. Accrued Dividend Equivalents will be paid out upon vesting of the PSUs, but no such Dividend Equivalents will be payable to the extent the awards fail to vest or are forfeited, or the performance goals are not met. PSUs confer no voting rights with respect to the underlying shares prior to vesting and payout.

The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance: for both RSUs and PSUs, the Committee takes into consideration both our historical performance and our projected goals and plans; in the case of PSUs, a certain minimum performance must be achieved in order for any shares to be issued. The amount of each grant to our executive officers is influenced in part by the Committee’s assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives, in addition to the recent prices of the Company’s common shares. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue annual grants of RSUs and PSUs, although we reserve the right to modify or discontinue these or any of our other compensation practices at any time. Grants of RSUs and PSUs are made under our SIP which is administered pursuant to Rule 16b-3 under the Exchange Act.

Other Compensation

Health and Retirement Plans

The Company maintains a 401(k) Plan for the benefit of all its eligible employees. Ben M. Palmer, Michael L. Schmit and Richard A. Hubbell are not eligible to participate in the Company’s 401(k) Plan because they participate in the corresponding plans at RPC. In addition, the Company maintains a non-qualified Supplemental Retirement Plan (SRP) for executives and certain other highly compensated employees. The SRP is described in more detail under the caption Nonqualified Deferred Compensation of this Proxy Statement.

Perquisites and Other Personal Benefits

Messrs. Palmer, Schmit and Hubbell are eligible to participate at RPC in regular employee benefit programs, including group life insurance, group medical and dental coverage and other group benefit plans. In addition to the total direct compensation and benefits described above, the Chief Executive Officer and Executive Chairman of the Board are eligible to use the Company’s aircraft for personal travel.

Compensation Setting Process

Role of the Human Capital Management and Compensation Committee

Under its Charter the Human Capital Management and Compensation Committee is responsible for, among other things, reviewing our overall executive compensation philosophy and strategy including base salary, annual cash incentive, and stock-based incentives to ensure that the strategy supports our compensation policy.

The Human Capital Management and Compensation Committee is composed of three Non-Employee Directors who do not participate in our compensation plans: Jerry W. Nix (Chairperson), Patrick J. Gunning and John F. Wilson, each of whom is independent.

The Human Capital Management and Compensation Committee has the authority, at its sole discretion, to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist the Committee in the performance of its duties and may at its discretion be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, legal counsel or other advisor so retained. The Committee has not retained the services of any compensation consultants in determining or recommending the amount or form of executive compensation. The Human Capital Management and Compensation Committee may also, from time to time, and in its discretion, form, and delegate all or a portion of its authority to subcommittees;

2024 ANNUAL PROXY STATEMENT

provided that such subcommittees meet the Committee’s composition requirements set forth in its Charter or under any applicable federal or state laws.

Role of Management

The Human Capital Management and Compensation Committee solicits input from Richard A. Hubbell, Executive Chairman of the Board and Ben M. Palmer, President and Chief Executive Officer, with respect to the performance of our executive officers and their compensation levels. The Human Capital Management and Compensation Committee considers Mr. Hubbell’s and Mr. Palmer’s evaluation and each of their direct knowledge of each executive officer’s performance (other than with respect to themselves) and contributions when making compensation decisions. For decisions made in 2023, Management retained the services of Mercer, LLC (Mercer), an independent executive compensation advisory firm. In doing so, Management reviewed information regarding independence and potential conflicts of interest with Mercer. Management receives from Mercer information on  general compensation data and advice on design of incentives. From time to time Mercer attends the Human Capital Management and Compensation Committee meetings but does not provide specific advice directly to the Human Capital Management and Compensation Committee. Neither Mercer nor its affiliates provided additional services to the Company in an amount in excess of $120,000 in 2023.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a Say-on-Pay proposal) every three years. At our annual meeting of stockholders held in April 2023, a substantial majority of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The Human Capital Management and Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation. The stockholders voted to hold a Say-on-Pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation is being held again at the 2026 annual meeting of stockholders. The Human Capital Management and Compensation Committee will continue to consider the outcome of our Say-on-Pay votes when making future compensation decisions for our executive officers.

Policies Regarding Stock Ownership by Executive Officers

Stock Ownership Requirements

Stock Ownership Guidelines (the Guidelines) for our executive officers and other key executives adopted by the Human Capital Management and Compensation Committee to align the interests of our executives with the interests of our stockholders are as follows:

>	President and Chief Executive Officer – Ownership equal to 4 times base salary;
>	Chief Financial Officer – Ownership equal to 3 times base salary; and
>	Executive Chairman of the Board – Ownership equal to 4 times base salary.

Participants under the Guidelines have a period of five years from the date of appointment to a qualifying position in which to satisfy the Guidelines. Participants who become subject to these Guidelines will have their individual ownership requirement established based upon their base salary at the time they became subject to the Guidelines and the Company’s average closing common stock price for the prior calendar year. The share values get recalculated each year. Promotions into a different position category will require recalculation of a participant’s ownership requirements as appropriate. Once established, a participant’s ownership requirement does not change as a result of changes in their base salary.

2024 ANNUAL PROXY STATEMENT

Shares counted toward this requirement will be based on shares beneficially owned by such participant (as beneficial ownership is defined by the SEC’s rules and regulations) including:

>	Shares owned directly by the participant (including through open market purchases or acquired and held upon vesting of Company equity awards);
>	Unvested RSUs; and
>	Shares held in trust in the participant’s name.

Once achieved, ownership of the amount under the Guidelines must be maintained for as long as the participant is subject to the Guidelines, and the participant is required to retain a minimum of 20% of any future equity awards.

Prohibition on Hedging and Pledging of Common Stock

Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging or pledging or otherwise encumbering individually owned or granted Company securities.

Clawback Policy

Our Board has adopted a clawback policy, effective as of October 19th, 2023, that complies with the NYSE clawback rules which were required by SEC Rule 10D-1. Under this policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws, the policy requires that the Human Capital Management and Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former Section 16 officers any incentive-based compensation, as defined in the NYSE's clawback rules, received by such officers that exceeds the amount of incentive-based compensation that otherwise would have been received had such incentive based compensation been determined according to the applicable accounting restatement.

Tax Deductibility of Compensation

As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2019, Section 162(m) of the Internal Revenue Code limits us from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to our executive officers. The Human Capital Management and Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Human Capital Management and Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).

Compensation-Related Risk

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Incentive award targets and bonus opportunities, including targets and opportunities under outstanding PSUs are reviewed annually, allowing the Committee to maintain an appropriate balance between rewarding high performance without encouraging excessive risk.

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HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and based on such review and discussions, the Human Capital Management and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Human Capital Management and
Compensation Committee of the Board of Directors

Jerry W. Nix, Chairperson
Patrick J. Gunning
John F. Wilson

This report of the Human Capital Management and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2024 ANNUAL PROXY STATEMENT

EXECUTIVE COMPENSATION

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual restricted stock grants. The following table provides information regarding the annual and long-term compensation for services in all capacities paid to each of our named executive officers for the years indicated below:

SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (1)	($)	($) (3)	($)
Ben M. Palmer (4)	2023	450,000	—	673,200	340,200	—	—	1,463,400
President and	2022	431,058	—	456,000	472,500	—	—	1,359,558
Chief Executive Officer	2021	400,000	288,000	217,219	—	—	—	905,219

Michael L. Schmit (4)	2023	150,000	—	237,600	113,400	—	—	501,000
Vice President,	2022	93,173	—	171,000	157,500	—	—	421,673
Chief Financial Officer, Treasurer	2021	—	—	—	—	—	—	—
and Corporate Secretary

Richard A. Hubbell (4)	2023	300,000	—	382,800	226,800	—	—	909,600
Executive Chairman	2022	394,711	—	296,400	315,000	—	—	1,006,111
of the Board	2021	550,000	420,000	268,938	—	—	15,940	1,254,878

(1)	Annual incentive compensation is accrued in the fiscal year earned and paid in the following fiscal year. Bonuses for 2021 paid during the first quarter of 2022 were at the discretion of the Human Capital Management and Compensation Committee.
(2)	Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. See Note titled “Employee Benefit Plans” to our Financial Statements contained in our Form 10-K for the period ended December 31, 2023 for a discussion of assumptions used in these computations. For this computation, we do not include an assumption for estimated forfeitures. For the PSUs, the fair value presented assumes that all of the awards will pay out at target levels with no adjustment for the TSR modifier, The maximum number of shares that could be earned under the 2023 PSUs assuming maximum upward adjustment for TSR modifier is 58,800. If the maximum level of performance is achieved with the maximum upward adjustment for the TSR modifier, the grant date fair values of the PSUs would be $403,920 for Mr. Palmer; $142,560 for Mr. Schmit; and $229,680 for Mr. Hubbell.
(3)	Mr. Hubbell has been provided the use of a boat at no charge but is responsible for paying maintenance, fuel and other fees, costs and charges related to the operation of the boat; For 2023, imputed income related to such use was minimal and not included herein.
(4)	Prior to May 17, 2022, Richard A. Hubbell served as the President and Chief Executive Officer and Ben M. Palmer served as the Vice President, Chief Financial Officer and Corporate Secretary. Michael L. Schmit has served as the Chief Financial Officer, Treasurer and Corporate Secretary since May 17, 2022.

2024 ANNUAL PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2023

								All Other	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Stock Awards:	Fair Value
		Under Non-Equity			Under Equity			Number of	of Stock
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	RSU	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($) (4)
Ben M. Palmer		157,500	315,000	630,000	—	—	—	—	—
	1/24/2023	—	—	—	6,375	12,750	25,500	—	—
	1/24/2023	—	—	—	—	—	—	38,250	673,200
Michael L. Schmit		52,500	105,000	210,000	—	—	—	—	—
	1/24/2023	—	—	—	2,250	4,500	9,000	—	—
	1/24/2023	—	—	—	—	—	—	13,500	237,600
Richard A. Hubbell		105,000	210,000	420,000	—	—	—	—	—
	1/24/2023	—	—	—	3,625	7,250	14,500	—	—
	1/24/2023	—	—	—	—	—	—	21,750	382,800
(1)	These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2023. See Summary Compensation Table for actual amounts awarded.
(2)	PSUs are earned based upon the Company’s performance, over a three-year period, in each case subject to a potential adjustment based upon the application of a relative TSR modifier. PSUs are entitled to certain Dividend Equivalents as described in the section titled Compensation, Discussion and Analysis – Long Term Incentive Compensation.
(3)	These amounts represent shares underlying RSUs granted during 2023 that vest ratably over four years. RSUs have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged.
(4)	These amounts represent aggregate grant date fair value for grants of RSUs and PSUs awarded in fiscal year 2023 under our SIP computed in accordance with ASC Topic 718. The amounts reported with respect to PSUs are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target, with no adjustment for the TSR modifier. Actual payouts may be different based on the Company’s peformance . Please see footnote (2) to the Summary Compensation Table for additional details.

We have not issued any stock options since 2003 to the executive officers and have no immediate plans to issue additional stock options.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of unearned and unvested shares underlying PSUs that remained outstanding at December 31, 2023, as adjusted based upon achievement against performance targets to date, as well as restricted shares of Common Stock outstanding at December 31, 2023 that were granted in prior years to the executives, but had not yet vested on that date. The table also presents market values of those awards, calculated based on the $11.40 closing price of our Common Stock on December 29, 2023, the last trading day of the year.

2024 ANNUAL PROXY STATEMENT

Stock Awards
			Equity Incentive	Equity Incentive
	Number of	Market Value	Plan Awards:	Plan Awards:
	Shares or	of Shares or	Number of	Market or Payout
	Units of	Units of	Unearned Shares,	Value of Unearned
	Stock That	Stock That	Units or Other	Shares, Units or Other
	Have Not	Have Not	Rights That	Rights That Have
	Vested	Vested	Have Not Vested	Not Vested
Name	(#) (1)	($)	(#) (2)	($)
Ben M. Palmer	96,025	1,094,685	12,750	145,350
Michael L. Schmit	25,500	290,700	4,500	51,300
Richard A. Hubbell	74,500	849,300	7,250	82,650
(1)	RSUs granted prior to 2023 vested one-fifth per year beginning on the second anniversary of the grant date. RSUs granted in 2023 vest one-fourth per year beginning on the first anniversary of the grant date. Shares of RSUs granted to the executive officers that have not vested as of December 31, 2023, are summarized in the table that follows:

Name		Number of shares	Grant date	Date fully vested
Ben M. Palmer	RSU	3,200	1/23/2018	1/23/2024
	RSU	4,200	1/22/2019	1/22/2025
	RSU	7,875	1/28/2020	1/28/2026
	RSU	10,500	1/26/2021	1/26/2027
	RSU	32,000	5/18/2022	1/26/2027
	RSU	38,250	1/23/2023	1/23/2027
	PSU	12,750	1/23/2023	12/31/2025

Michael L. Schmit	RSU	12,000	5/18/2022	1/26/2027
	RSU	13,500	1/23/2023	1/23/2027
	PSU	4,500	1/23/2023	12/31/2025

Richard A. Hubbell	RSU	4,000	1/23/2018	1/23/2024
	RSU	5,200	1/22/2019	1/22/2025
	RSU	97,500	1/28/2020	1/28/2026
	RSU	13,000	1/26/2021	1/26/2027
	RSU	20,800	1/26/2021	1/26/2027
	RSU	21,750	1/23/2023	1/23/2027
	PSU	7,250	1/23/2023	12/31/2025
(2)	PSU amounts disclosed above are at target with no adjustment for the TSR modifier. The actual number of shares and value realized may be different from the number presented, and will depend upon the company’s actual resultst with respect to the performance criteria and our relative TSR over a three-year performance period. For more information regarding the PSUs, see section titled Compensation Discussion and Analysis – Long-term Incentive Compensation.

2024 ANNUAL PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

>	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2023;
>	the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;
>	the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2023;
>	the aggregate dollar amount realized on the vesting date for such RSUs computed by multiplying the number of shares vested by the market value of the shares on the vesting date; and
>	the market value of shares was based on the closing price for the Company’s Common Stock on the date of exercise or vesting, as the case may be. The value realized for awards set forth in the table is calculated in accordance with SEC rules as described above, without regard to whether the NEO has actually transferred the stock or when; accordingly, the actual value realized by the NEOs may be greater or lesser than what is set forth in the table.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Ben M. Palmer	—	—	21,730	285,550
Michael L. Schmit	—	—	3,000	38,970
Richard A. Hubbell	—	—	22,300	293,770

2024 ANNUAL PROXY STATEMENT

BENEFIT PLANS

None of the executive officers participate in the Retirement Income Plan or the 401(k) Plan. See Compensation, Discussion and Analysis section for additional information on the eligibility of the officers to participate in the retirement plans.

NONQUALIFIED DEFERRED COMPENSATION

The SRP has been established as a non-qualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer-serviced employees in lieu of freezing the Retirement Income Plan benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
Ben M. Palmer	—	—	—	—	—
Michael L. Schmit	—	—	—	—	—
Richard A. Hubbell	—	—	—	—	—

The deferral option provides that participants may defer up to 50% of their base salary and up to 100% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. All of the salary and bonus deferrals are fully vested. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company may be required to seek additional funding sources to fund its liability under the SRP.

Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (Termination Event). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments. Messrs. Palmer, Hubbell and Schmit have currently chosen not to participate in the Company’s SRP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or change in control of the Company as of December 31, 2023. Amounts presented in the table include amounts to which the NEOs would become entitled as of such date pursuant to their currently held, but unvested restricted stock awards, as well as the PSUs.

The table does not include the value of amounts payable under the SRP. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. These amounts have been disclosed under the Nonqualified Deferred Compensation section of this Proxy Statement. The table also does not include the value of benefits that are provided on the same basis to substantially all other salaried employees. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment or

2024 ANNUAL PROXY STATEMENT

change in control except as described here. Additional payments or benefits to a terminating executive officer would be at the discretion of the Human Capital Management and Compensation Committee

The terms and vesting of RSUs and PSUs are discussed in the Outstanding Equity Awards at 2023 Fiscal Year-End section of this Proxy Statement. The values presented in the table below were calculated using the closing market price of $11.40 per share for our Common Stock, as of December 29, 2023, which was the last trading day in fiscal year 2023.

	Stock Awards
	Number of shares underlying	Number of shares underlying	Unrealized value
	unvested stock	unvested stock	of
	PSU	RSU	unvested stock
Name		(#)	($)
Ben M. Palmer
• Retirement	—	—	—
• Disability	12,750	30,588	494,053
• Death	12,750	96,025	1,240,035
• Change in control	12,750	96,025	1,240,035
Michael L. Schmit
• Retirement	—	—	—
• Disability	4,500	6,558	126,061
• Death	4,500	25,500	342,000
• Change in control	4,500	25,500	342,000
Richard A. Hubbell
• Retirement	—	17,004	193,846
• Disability	7,250	30,588	431,353
• Death	7,250	74,500	931,950
• Change in control	7,250	74,500	931,950

Accrued Pay and Regular Retirement Benefits

The amounts shown in the preceding table do not include accrued pay since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. None of the executive officers are eligible to receive retirement benefits from the Company.

change in control or severance

The Company does not have any severance agreements with its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested time-lapse restricted stock shall immediately vest as disclosed above. In addition, the Committee has discretion to determine the treatment of PSUs upon a change in control, and it currently intends that the 2023 PSUs will pay out upon change in control in the same manner as upon death or disability.

.

2024 ANNUAL PROXY STATEMENT

PAY RATIO DISCLOSURE

The following table shows the annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the PEO. Ben M. Palmer has served as the Company’s PEO during the year ended December 31, 2023. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.

Median Employee total annual compensation	$35,148
PEO total annual compensation	$1,463,400
Ratio of PEO to Median Employee Compensation	41.6:1

The Company identified the median employee as of December 31, 2023, and the compensation disclosed above represents the total annual compensation of the median employee for the year ended December 31, 2023. The Company does not have employees in foreign jurisdictions. In order to identify the median employee from our employee population as of December 31, 2023, we reviewed the 2023 total compensation that included base salary, bonuses and long-term equity incentive grants as reflected in the annual compensation statements provided to each employee as part of the year-end compensation process. Employees on leave of absence for the entire year were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2023 (other than seasonal and temporary employees). The median employee was selected from the annualized list. For simplicity, the value of the Company’s 401(k) Plan and medical benefits provided was excluded since the PEO does not participate in those plans. As of December 31, 2023, the Company employed 690 persons.

The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.

2024 ANNUAL PROXY STATEMENT

PAY VERSUS PERFORMANCE

In accordance with the SEC’s regulations, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for the years 2023, 2022, 2021 and 2020. For further information concerning the Company’s compensation philosophy see section titled Compensation Discussion and Analysis (CD&A).

					Average	Average
					Summary	Summary
					Compensation	Compensation	Value of Initial Fixed $100
					Table Total	Actually Paid	Investment Based On:
	Summary	Summary		Compensation	for Non-PEO	to Non-PEO		Peer Group
	Compensation	Compensation	Compensation	Actually Paid	Named	Named	Total	Total	Net
	Table Total	Table Total	Actually Paid	to second	Executive	Executive	Shareholder	Shareholder	Income	EBITDA (6)
Year	for first PEO (1)	for second PEO (1)	to first PEO (2) (4)	PEO (2) (4)	Officers (1)	Officers (3) (4)	Return	Return (5)	(in thousands)	(in thousands)
2023	$—	$1,463,400	$—	$1,438,500	$705,300	$698,672	$92	$122	$41,695	$51,618
2022	1,006,111	1,359,558	990,535	1,360,405	421,673	431,123	91	106	40,347	53,701
2021	1,254,878	—	1,152,819	—	905,219	823,780	92	135	29,026	38,208
2020	1,113,750	—	1,107,375	—	687,524	801,066	104	118	19,444	26,315
(1)	Amounts disclosed for the first Principal Executive Officer (PEO), second PEO and other Non-PEO Named Executive Officers relate to reported compensation as follows:
>	Richard A. Hubbell – was the President and Chief Executive Officer through May 17, 2022 and for the years 2021 and 2020. He has been Executive Chairman of the Board Officer since May 17, 2022. His total compensation for 2022, 2021 and 2020, has been disclosed as amounts related to first PEO. For 2023, his compensation has been included in amounts related to Non-PEO Named Executive Officers.
>	Ben M. Palmer – has been the President and Chief Executive Officer since May 17, 2022, and was Vice President, Chief Financial Officer and Corporate Secretary prior. For 2022, his total compensation has been disclosed as amounts related to second PEO. For 2021 and 2020, his compensation has been disclosed in amounts related to Non-PEO Named Executive Officers.
>	Michael L. Schmit- has been Vice President, Chief Financial Officer and Corporate Secretary since May 17, 2022, and his compensation has been included in amounts related to Non-PEO Named Executive Officer for 2023 and 2022.
>	Randall R. Rollins – was the Executive Chairman of the Board until his passing in August 2020; his compensation until his death has been included in the amounts related to Non-PEO Named Executive Officers for that year.
(1)	The dollar amounts reported represent the amount of Compensation Actually Paid (CAP), computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. To calculate the amounts in the CAP to PEO column in the table above, the following amounts were deducted from or added to (as applicable) the Total compensation as reported in the Summary Compensation Table (SCT):

				Reported	Equity	Equity
	Reported	Reported	Reported	Value of	Award	Award
	Summary	Summary	Value of	Equity	Adjustments	Adjustments
	Compensation	Compensation	Equity	Awards to	to	to	Compensation	Compensation
	Table Total for	Table Total for	Awards to	second	first	second	Actually Paid	Actually Paid
	first PEO (a)	second PEO (a)	first PEO (b)	PEO(b)	PEO (c)	PEO (c)	to first PEO	to second PEO
Year	($)	($)	($)	($)	($)	($)	($)	($)
2023	—	1,463,400	—	(673,200)	—	648,300	—	1,438,500
2022	1,006,111	1,359,558	(296,400)	(456,000)	280,824	456,847	990,535	1,360,405
2021	1,254,878	—	(268,938)	—	166,879	—	1,152,819	—
2020	1,113,750	—	(243,750)	—	237,375	—	1,107,375	—
(a)	The amounts disclosed represent the amounts attributable to the Named Executive Officer for the period he served as PEO and included in the amounts reported as Total compensation in the SCT.
(b)	Represents the grant date fair value of the equity awards reported in the Stock Awards column of the SCT

2024 ANNUAL PROXY STATEMENT

(c)	Represents the year-over-year change in the fair value of equity awards, as shown below. For 2022, the change in fair value of equity awards has been attributed to the Named Executive Officer who was PEO as of December 31, 2022:

	2023	2022 - First PEO	2022 - Second PEO	2021	2020
Fair Value of	($)	($)	($)	($)	($)
Equity awards granted in Current Fiscal Year (CFY) outstanding and unvested as of end of CFY	581,400	306,020	470,800	203,125	236,275
Change in prior year awards outstanding and unvested as of end of CFY	(16,659)	(35,806)	(28,839)	(107,406)	8,260
Change in prior year awards that vested in current year	29,785	(20,675)	(15,267)	39,466	(37,980)
Dividends paid	53,774	31,285	30,153	31,694	30,820
Total Equity Award Adjustments	648,300	280,824	456,847	166,879	237,375

(3)

The dollar amounts reported represent the amount of CAP, computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Non-PEO Named Executive Officers during the applicable year. To calculate the amounts in the CAP to Non-PEO Named Executive Officers column in the table above, the following amounts were deducted from or added to (as applicable) the Total compensation as reported in the Summary Compensation Table (SCT):

	Average	Reported	Equity	Average Summary
	Summary Compensation	Value of Average Equity	Award Adjustments to	Compensation Actually
	Table Total for Non- PEO	Awards to Non-PEO Named	Non-PEO Named	Paid to Non- PEO Named
	Named Executive Officers (a)	Executive Officers (b)	Executive Officers (c)	Executive Officers
Year	($)	($)	($)	($)
2023	705,300	(310,200)	303,572	698,672
2022	421,673	(171,000)	180,450	431,123
2021	905,219	(217,219)	135,780	823,780
2020	687,524	(220,312)	333,855	801,066
(a)	The amounts disclosed represent the average of the total amounts attributable to all non-PEO Named Executive Officers for the period he served, as included in the amounts reported as Total compensation in the SCT.
(b)	Represents the average grant date fair value of the equity awards reported in the Stock awards column of the SCT.
(c)	Represents the average year-over-year change in the fair value of equity awards, as shown below. For 2020, awards granted and vested in CFY represents stock granted to R. Randall Rollins that vested immediately upon his death pursuant to the terms of the restricted stock grants:

	2023	2022	2021	2020
Fair Value of	($)	($)	($)	($)
Equity awards granted in CFY outstanding and unvested as of end of CFY	267,900	176,550	164,063	212,419
Change in prior year awards outstanding and unvested as of end of CFY	(9,805)	—	(87,179)	3,401
Awards granted and vested in same CFY	—	—	—	118,788
Change in prior year awards that vested in current year	17,477	—	33,201	(23,991)
Dividends paid	28,000	3,900	25,695	23,238
Total Equity Award Adjustments	303,572	180,450	135,780	333,855

(4)	The Named Executive Officers do not participate in the Company’s defined benefit pension plan and therefore no adjustments have been made in computing the CAP.
(5)

Reflects cumulative total shareholder return of the Russell 2000 index, as of December 31, 2023, calculated over the measurement period beginning as of December 31, 2019 established by the market close on that day through and including the end of 2023. The Russell 2000 is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in its Form 10-K for the year ended December 31, 2023.

(6)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is computed by adding interest, tax, depreciation and amortization expenses to net income.

Financial Performance Measures:

The Company used EBITDA as the primary performance goal for 2023. See section titled Compensation Discussion and Analysis – Long Term Incentive Compensation for the performance goals used to grant PSUs in 2023.   In addition, the Company also considers the following as important financial measures that may be used to link compensation actually paid to our Named Executive Officers in the future:

>	Net Sales;
>	Earnings Per Share; and
>	Net cash provided by operating activities.

2024 ANNUAL PROXY STATEMENT

Relationship between CAP and financial measures reported in the table:

The Company’s TSR has performed slightly worse than the Russell 2000 Index Peer Group over the four-year period ending in 2023.

The Company reported progressively higher net income for 2023 compared to the prior years. For 2023, the Company achieved its EBITDA target at the superior performance level.

The following graphs reflect the CAP paid to our PEOs and other Non-PEO Named Executive Officers over the four-year period ended December 31, 2023 and in comparison to the Company’s TSR, net income and EBITDA results over the same period.

2024 ANNUAL PROXY STATEMENT

2024 ANNUAL PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Delinquent Section 16(a) Reports. Based on our review of the filed copies of such forms, we believe that during fiscal year ended December 31, 2023, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely satisfied.

2024 ANNUAL PROXY STATEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 1, 2024 by:

>	Each of our named executive officers;
>	Each of our directors and director nominees;
>	All of our current executive officers, directors and director nominees as a group; and
>	Each stockholder or group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who beneficially owned five percent of the shares of Common Stock of the Company.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

	Amount Beneficially		Percent of
Name of Beneficial Owner	Owned(1)		Outstanding Shares
Named Executive Officers:
Ben M. Palmer	473,904	(2)	1.4
Michael L. Schmit	41,865	(3)	**
Richard A. Hubbell	1,255,315	(4)	3.6
Directors and Director Nominees:
Gary W. Rollins (5)	24,015,133	(6)	66.0
Timothy C. Rollins (5)	109,476	(7)	**
Pamela R. Rollins (4)	153,212	(8)	**
Amy R. Kreisler (5)	179,955	(9)	**
Jerry W. Nix	5,760		**
Patrick J. Gunning	7,760		**
Susan R. Bell	8,260		**
John F. Wilson	6,760		**
Other Stockholders:
Control Group	24,442,257	(10)	70.5
All Directors and Executive Officers as a group (11 persons)	26,241,881	(11)	75.7
**	Less than one percent
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 137,020 shares of restricted stock awards of Company Common Stock.
(3)	Includes 35,792 shares of restricted stock awards of Company Common Stock.
(4)	Includes 80,762 shares of restricted stock awards of Company Common Stock.
(5)	Timothy C. Rollins, Pamela R. Rollins and Amy R. Kreisler are siblings and nephew and nieces of Gary W. Rollins.

2024 ANNUAL PROXY STATEMENT

(6)	Includes the following shares of Company Common Stock: (a) 1,124,767 shares of the Company Common Stock held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power; (b) 19,138,233 shares held by LOR, Inc., a Georgia corporation (Gary W. Rollins is an officer and director of LOR, Inc. and has a 50% voting interest in it); (c) 297,913 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); (d) 343,479 shares held by Rollins Holding Company, Inc. a Georgia corporation (Gary W. Rollins is an officer and director of Rollins Holding Company, Inc., and has a 50% voting interest in it); (e) 1,065,476 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC); (f) 156,838 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (g) 327,258 shares held by WNEG Investments, L.P., a Georgia limited partnership (Gary Rollins is the sole member of the sole general partner of WNEG Investments, L.P.); and (h) 219,149 shares held by revocable trust established by Gary W. Rollins, of which he is the sole trustee; and (h) 609,809 shares held by two trusts (the “Rollins Family Trusts”) for the benefit of the children and/or more remote descendants of his deceased brother,/R. Randall Rollins. Also includes 4,505 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest Mr. Rollins is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(7)	Includes the following shares of Company Common Stock: (a) 26,974 shares held by multiple trusts benefiting the grandchildren and more remote descendants of his deceased father, R. Randall Rollins (Mr. Rollins is a trustee of each such trust) and (b) 1,291 shares held of record by a minor child under a Uniform Transfers to Minors Act account, over which he possesses voting and dispositive power as custodian of the account. Also includes 284 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Excludes 79 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Mr. Rollins is a co-trustee. Mr. Rollins is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(8)	Includes 31,018 shares held by multiple trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Rollins is a trustee of each such trust). Excludes 79 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Rollins is a co-trustee. Ms. Rollins is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(9)	Includes 13,698 shares held by multiple trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Kreisler is a trustee of each such trust). Excludes 79 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Kreisler is a co-trustee. Ms. Kreisler is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(10)	Control group includes Gary W. Rollins, Pamela R. Rollins, Amy R. Kreisler and Timothy C. Rollins, and certain companies under their control, possesses in excess of 50% of the Company’s voting power. See footnotes (6), (7), (8), (9) & (11) to this table for additional information.
(11)	Shares held in trusts as to which more than one officer and/or director are co-trustees or entities in which there is common ownership have been included only once. Includes 253,574 shares of restricted stock awards for Company Common Stock awarded and issued to the executive officers pursuant to the Company’s SIP.

2024 ANNUAL PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RPC provides certain administrative services to the Company on a cost reimbursement basis and may be terminated upon six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Marine Products reimbursed RPC for its estimated allocable share of administrative costs incurred for services rendered on behalf of Marine Products totaling $1.1 million in 2023. The Company’s payable to RPC for these services was $120 thousand as of December 31, 2023. In addition, the Company was owed $524 thousand from RPC, for using Marine Products’ assets in the Retirement Income Plan, a trusteed retirement income plan sponsored by RPC, to settle its participant liabilities. Of the total amounts owed, RPC reimbursed the Company $482 thousand during 2023.

RPC and Marine Products own 50% each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products is currently a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2023, Marine Products recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $160 thousand for the corporate aircraft.

Related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed and approved in advance by our Nominating and Corporate Governance Committee or, in the event that our Nominating and Corporate Governance Committee does not consist of all independent directors, by a Subcommittee (the Subcommittee) of the Nominating and Corporate Governance Committee consisting of all of the independent members thereof. As set forth in the charter of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has the authority and responsibility to ensure that it pre-approves all related party transactions, including material amendments that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Nominating and Corporate Governance Committee also has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. These same rights and responsibilities apply equally to the Subcommittee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website at www.marineproductscorp.com under the Governance section. All related party transactions for the fiscal year ended December 31, 2023 were reviewed, pre-approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Charter.

2024 ANNUAL PROXY STATEMENT

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2025 Annual Meeting of Stockholders must be received by the Company by November 14, 2024 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act, in the Company’s proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 23rd, 2025, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2025 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article Twenty-Seventh of the Bylaws must prepare a written notice regarding such proposal addressed to The Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and deliver to or mailed and received by no later than January 23, 2025 and no earlier than December 14, 2024. Stockholders should consult the Bylaws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Bylaws. Notices of nominations must be received by the Corporate Secretary of the Company no later than January 23, 2025 and no earlier than December 14, 2024, with respect to directors to be elected at the 2025 Annual Meeting of Stockholders.

In addition, a stockholder who intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Bylaws must provide notice to the Company with the information required by SEC Rule 14a-19, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 days prior to the one year anniversary date of the annual meeting (for the 2025 meeting, no later than February 22, 2025). Such notice should be delivered to our Corporate Secretary at our principal executive offices. If the date of the 2025 annual meeting is changed by more than 30 days from such anniversary date, however, then the stockholder must provide notice by the later of 60 days prior to the date of the 2025 annual meeting and the 10th day following the date on which public announcement of the date of the 2025 annual meeting is first made.

2024 ANNUAL PROXY STATEMENT

EXPENSES OF SOLICITATION

Marine Products will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Alliance Advisors, LLC to provide proxy logistics services for an estimated fee of approximately $15,000 plus reasonable out of pocket expenses.

ANNUAL REPORT

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, without exhibits, is being provided to stockholders with this Proxy Statement. The Annual Report is not considered proxy-soliciting material.

FORM 10-K

Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2024 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2023. Requests for a copy of such Annual Report on Form 10-K should be addressed to Mr. Michael L. Schmit, Corporate Secretary, at Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329.

2024 ANNUAL PROXY STATEMENT

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Michael L. Schmit
Corporate Secretary
Atlanta, Georgia
March 14, 2024

2024 ANNUAL PROXY STATEMENT

CAUTION CONCERNING FORWARD- LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding future operations are forward-looking statements. In some cases, forward- looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements primarily on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and trends that we believe may affect us. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. These forward-looking statements include but aren’t limited to statements regarding our focus on innovation, efficiency, investment in our sales channel, and conservative financial stewardship, initiatives to improve both near-term and long-term financial results and position ourselves for success, and our beliefs regarding key benefits of our financial conservatism and discipline.   These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our 2023 Annual Report on Form 10-K and in our other SEC filings, including risks impacting  our ability to continue to assess demand and dealer management to manage production at appropriate levels, supply chain challenges, increasing interest rates and fuel prices, dependence on third-party dealer floor plan lenders and our network of independent boat dealers, weather conditions and global warming, and economic uncertainty. Forward-looking statements speak only as of the date of this Proxy Statement, and you should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. While we believe that the information on which we have based these forward-looking statements provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

2024 ANNUAL PROXY STATEMENT

APPENDIX A: 2024 STOCK INCENTIVE PLAN

SECTION 1. DEFINITIONS.

The purpose of the Marine Products Corporation 2024 Stock Incentive Plan (the “Plan”) is to enable Marine Products Corporation (the “Company”) to attract, retain and reward directors and key employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company’s shareholders, by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

For purposes of this Plan, the following terms shall be defined as set forth below:

1.	“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under this Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

2.	“Award” means any award or benefit granted under this Plan, including, without limitation, the grant of Options, Stock Appreciation Rights (SARs), Restricted Stock Unit Awards, Restricted Stock Awards, Performance Stock Awards, Performance Unit Awards and other equity awards hereunder, which may or may not be subject to vesting or performance criteria. “Award Agreement” shall have the meaning provided in Section 10(h) below.

3.	“Board” means the Board of Directors of the Company.

4.	“Book Value” means, at any given date, (i) the consolidated stockholders’ equity in the Company and its Subsidiaries, as shown on the Company’s consolidated balance sheet as of the end of the immediately preceding fiscal year, subject to such adjustments as the Committee shall in good faith specify at grant, divided by (ii) the number of shares of Outstanding Stock as of such year-end date (as adjusted by the Committee for subsequent events).

5.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings, regulations and guidance thereunder, and any successors to such Code and applicable rulings, regulations and guidance.

6.	“Committee” means the Committee referred to in Section 2 of this Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan may be exercised by the Board or the Human Capital Management and Compensation Committee of the Board, as set forth in Section 2 hereof.

7.	“Company” means Marine Products Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

8.	“Disability” means disability as determined under procedures established by the Committee for purposes of this Plan and shall in all events be consistent with the definition of “disabled” provided in Sections 422(c)(6) and 22(e)(3) of the Code; provided, however, that with respect to an Award subject to Section 409A of the Code that is paid or settled on account of a Participant’s “disability,” the payment or settlement of the Award shall be made only if the Participant has a “disability” as defined in Section 409A of the Code.

9.	“Early Retirement” means retirement with the express written consent of the Company (given for purposes of this Plan only at or before the time of such retirement) from active employment with the Company and/or any Subsidiary or Affiliate.

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10.	“Fair Market Value” means, unless otherwise determined by the Committee, in good faith and having due regard to Section 409A of the Code, as of any given date (the “Valuation Date”):
i.	if the Stock is listed on an established stock exchange or exchanges, the closing price of one share of the Stock as reported on such exchange on the Valuation Date, or if no sale of Stock has been made on any exchange on the Valuation Date, on the next preceding day on which there was a sale of Stock;
ii.	if the Stock is not listed on an established stock exchange but is instead traded over the counter, the mean of the dealer “bid” and “ask” prices of the Stock in the over-the-counter market on the applicable day, as reported by Financial Industry Regulatory Authority; and
iii.	if the Stock is not listed on any exchange or traded over the counter, the fair market value of the Stock determined by the Committee in good faith and pursuant to a reasonable application of a reasonable valuation method in accordance with the relevant provisions of Section 409A of the Code.

11.	“Incentive Stock Option” means any Stock Option designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

12.	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

13.	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

14.	“Normal Retirement” means retirement from active employment with the Company and/or any Subsidiary or Affiliate on or after age 65.

15.	“Other Stock-Based Award” means an Award granted to a Participant under Section 7 below that is valued in whole or in part by reference to, or is otherwise based on, Stock, including, without limitation, Restricted Stock, Restricted Stock Units, Performance-Accelerated Restricted Stock, Performance Stock, Performance Units and Awards (other than Options or SARs) valued by reference to Book Value or Subsidiary performance.

16.	“Outstanding Stock” shall include all outstanding shares of Common Stock, $0.10 par value, of the Company as well as the number of shares of Common Stock into which then outstanding shares of capital stock of the Company, of whatever class, are convertible as of the year-end immediately preceding the date of calculation thereof (as adjusted by the Committee for certain events).

17.	“Participants” shall include those persons who are granted one or more Awards under this Plan, subject to the terms and conditions of this Plan as the Committee shall determine and designate, from time to time, from among those eligible for Award grants hereunder.

18.	“Performance-Accelerated Restricted Stock” means Restricted Stock which is subject to restrictions for a stated period of time based on continued employment, with the opportunity for the restriction period to be shortened based on the achievement of predetermined performance goals.

19.	“Performance Stock” means Stock awarded under Section 7 below at the end of a specified performance period, the amount of which is determined by multiplying a performance factor times either (i) the Fair Market Value of the Stock on the last day of the performance period, or (ii) the difference between the Fair Market Value of the Stock on the first and last days of the performance period, provided, however, that at the discretion of the Committee, Participants may receive the value of Performance Stock in cash, as determined by reference to the Fair Market Value on the date the amount of the award is determined.

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20.	“Performance Share Unit” means an Award pursuant to Section 7 with a starting value and an associated performance period, such that at the end of the performance period Participants receive an amount, payable in either cash or Stock, at the discretion of the Committee, equal to (i) the number of units earned based on a predetermined performance schedule times the starting unit value, or (ii) the number of units granted times the ending unit value based on a predetermined performance schedule.

21.	“Plan” means this Marine Products Corporation 2024 Stock Incentive Plan, as hereafter amended from time-to-time.

22.	“Premium Stock Option” means any Stock Option with an exercise price in excess of the Fair Market Value, as computed on the date of grant of the Stock Option.

23.	“Retirement” means Normal or Early Retirement.

24.	“Restricted Stock” means Stock awarded under Section 7 below which is (i) subject to restrictions for a stated period of time based on continued employment, (ii) subject to restrictions which will lapse only upon the achievement of predetermined performance goals, or (iii) subject to a combination of the restrictions described in (i) and (ii) above.

25.	“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive one share of Stock, a cash payment equal to the value of one share of Stock, or a combination thereof, as determined in the sole discretion of the Committee.

26.	“Stock” means the Common Stock, $0.10 par value per share, of the Company.

27.	“Stock Appreciation Right” or “SAR” means the right pursuant to an award granted under Section 6 below to receive an amount in either cash or Stock, equal to the difference between the Fair Market Value of the Stock on the date of exercise and the Fair Market Value of the Stock on the date of grant of the right.

28.	“Stock Option” or “Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

29.	“Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

30.	“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired (directly or indirectly) by the Company or with which the Company combines.

SECTION 2. ADMINISTRATION.

This Plan shall be administered by the Board of Directors or by a Committee of not less than two Non-Employee Directors, who shall be members of the Board and who shall serve at the pleasure of the Board, such Committee to be designated by the Board. Except as otherwise directed by the Board, or delegated in accordance with the provisions hereof, the functions of the Committee specified in this Plan shall be exercised by the Human Capital Management and Compensation Committee of the Board.

The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Participants under Section 4: (i) Stock Options, including, without limitation, Incentive Stock Options, Non-Qualified Stock Options and Premium Stock Options, (ii) Stock Appreciation Rights and/or (iii) Other Stock-Based Awards, including, without limitation, Restricted Stock, Restricted Stock Units, Performance-Accelerated Restricted Stock, Performance

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Stock, Performance Units and other equity awards hereunder, which may or may not be subject to vesting or performance conditions.

In particular, the Committee, or its permitted delegates, shall have the authority:

(a)	subject to Section 4 hereof, to select the Participants to whom Stock Options, Stock Appreciation Rights, Other Stock-Based Awards and/or other Awards may from time to time be granted hereunder;
(b)	to determine whether and to what extent Stock Options, Stock Appreciation Rights, Other Stock-Based Awards, other Awards, or any combination thereof, are to be granted hereunder to one or more Participants;
(c)	to determine the number of shares of Stock to be covered by each such Award granted hereunder;
(d)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the Award price (if any) and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other Award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);
(e)	to determine whether and under what circumstances Stock Options, Stock Appreciation Rights, Performance Stock and Performance Units and other Awards may be settled in cash; and
(f)	to the extent that Options or SARs have exercise or base prices that exceed the current Fair Market Value of the Stock, the Committee has the discretion, without obtaining shareholder approval, to re-price such Options or SARs and lower their exercise or base prices to prices not lower than the Fair Market Value of the Stock on the date of the action taken to affect the re-pricing. The Committee may also, without obtaining shareholder approval, amend any outstanding Award to provide the holder thereof with additional rights or benefits of the type otherwise permitted by this Plan, including without limitation, extending the term thereof; provided, however, that:

i.	no amendment to the terms of an outstanding Award that is subject to Section 409A of the Code shall cause the Award to violate Section 409A of the Code;
ii.	no amendment to the terms of an outstanding Award that is not subject to Section 409A of the Code shall cause the Award to become subject to Section 409A of the Code; and
iii.	the term of an outstanding Award shall not be extended beyond the earlier of the latest date the Award would have expired by its original terms or the tenth anniversary of the original grant date of the Award, except that to the extent an Award cannot be exercised because such exercise would violate Federal, state or local laws, then the expiration of such Award shall automatically be tolled for the period during which such exercise would violate applicable law, but no more than 30 days.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.

The Committee may delegate its powers and duties under this Plan to one or more directors (including a director who is also an officer of the Company) or a committee of directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under this Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act. In addition, the Committee may authorize one or more officers of the Company to grant Awards under this Plan, subject to the limitations of Sections 152 and 157 of the Delaware General Corporation Law, as applicable; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

Except as otherwise provided by the Committee, Awards under this Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

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Except as otherwise specifically provided herein, all decisions made by the Committee pursuant to the provisions of this Plan shall be made in the Committee’s sole discretion, shall not be subject to review by any person, and shall be final and binding on all persons, including the Company and all Plan Participants.

SECTION 3. STOCK SUBJECT TO PLAN AND ADJUSTMENTS.

(a)	Aggregate Maximum Shares Available. Subject to adjustment in accordance with paragraph (d) of this Section 3, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under this Plan shall be 3,000,000 shares of Stock.

(b)	Calculation of Shares Delivered. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary for any of the following reasons, such shares shall not be deemed delivered for purposes of determining the number of shares of Stock remaining available for delivery under this Plan, and will therefore be available for re-grant or re-issuance:
1the Award is forfeited or canceled;
2the Award is settled in cash;
3such shares are withheld from the Award or otherwise tendered, physically or by attestation, to pay the exercise or purchase price of an Award granted under this Plan, or to satisfy applicable tax withholding obligations incurred in connection with the Award.

The maximum number of shares of Stock available for delivery under this Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company or for Substitute Awards.

(c)	Award Limitations. Subject to the aggregate maximum set forth in (a) above and to adjustment in accordance with paragraph (d) of this Section 3 (so long as such adjustment will not affect the status of any Award intended to qualify as an Incentive Stock Option), the following additional maximums are imposed under this Plan:
(i)	The full number of shares of Stock available for delivery under this Plan may be delivered pursuant to Incentive Stock Options;
(ii)	The maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Sections 5 and 6 (relating to Options and SARs) shall be 200,000 during any fiscal year; and
(iii)	The maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 7 (relating to Other Stock-Based Awards) shall be 200,000 during any fiscal year.

(d)	Adjustments.
1In general. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Furthermore, except as expressly provided in this Section 3 or otherwise expressly provided for in a writing approved by the Board or Committee, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to,

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the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase or repurchase price per Share.

2Changes in Capital Structure. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then the terms and conditions of this Plan and any then outstanding Awards shall be adjusted proportionately in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under this Plan and Awards made hereunder as follows:
(a)	the number and type of shares that may be granted subject to Awards granted under this Plan;
(b)	the number and type of Awards that may be granted to any individual under this Plan;
(c)	the terms of any SAR;
(d)	the purchase price or repurchase price of any Stock Award;
(e)	the exercise price and number and class of securities issuable under each outstanding Option; and
(f)	the repurchase price of any securities substituted for shares underlying Awards that are subject to repurchase rights.

The specific adjustments to be made to effectuate the intent of the preceding sentence shall be determined by the Board or Committee, whose determination in this regard shall be final and binding on all parties. In the event of any other change to the capital structure of the Company, the Board or Committee shall have the discretion to determine what if any adjustments shall be made. Unless the Board or Committee specifies otherwise, any securities issuable as a result of any such adjustments shall be rounded down to the next lower whole security. The Board or Committee need not adopt the same rules for each Award or each holder of Awards.

3Merger and Consolidation. Any other provision hereof to the contrary notwithstanding (except the preceding paragraphs of this Section 3(d)), in the event the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for their cancellation, for accelerated vesting and accelerated expiration, or for settlement in cash. Notwithstanding the foregoing, any action taken in connection with such merger or reorganization shall not (i) cause an Award that is not otherwise subject to Section 409A of the Code to become subject to such section or (ii) cause an Award that is subject to Section 409A of the Code to violate such section.

SECTION 4. ELIGIBILITY.

Directors, officers and other key employees of the Company or its Subsidiaries and Affiliates who, in the sole judgment of the Committee or its designees, are responsible for or contribute to the growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted Awards under this Plan. Notwithstanding the foregoing, Stock Options and SARs may be granted only to individuals with respect to whom the Company’s Stock will qualify as “Service Recipient Stock” under Section 409A of the Code and Incentive Stock Options may be granted only to employees of the Company and any of its Subsidiaries or Affiliates that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Furthermore, no director who is also not an employee of the Company shall be eligible to receive Incentive Stock Options.

SECTION 5. STOCK OPTIONS.

Stock Options may be granted under this Plan, in such form as the Committee may from time to time approve.

Stock Options granted under this Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options may be issued as Premium Stock Options at the discretion of the Board.

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Subject to the restrictions contained in Section 4 hereof concerning the grant of Incentive Stock Options, the Committee shall have the authority to grant to any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that the Fair Market Value of the shares with respect to which Incentive Stock Options first become exercisable by an optionee during any calendar year (under this Plan and any other plans granting Incentive Stock Options which are established by the Company or its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)EXERCISE PRICE. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided that:

(i)	The exercise price shall not be less than 100% of the Fair Market Value of the Stock on the date of Stock Option grant; and
(ii)	In the case of an Incentive Stock Option granted to an employee who owns stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any of its subsidiary or parent corporations, the exercise price shall not be less than 110% of the Fair Market Value of the Stock on the date of Stock Option grant.

Notwithstanding the foregoing, a Stock Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Stock Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

(b)OPTION TERM. The term of each Stock Option shall be determined by the Committee at grant, but no Stock Option shall be exercised more than ten years (or, in the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted, except that to the extent a Stock Option cannot be exercised because such exercise would violate Federal, state or local laws, then the expiration of such Option shall automatically be tolled for the period during which such exercise would violate applicable law, but no more than 30 days.

(c)EXERCISABILITY. Stock Options shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time after the grant date in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)METHOD OF EXERCISE. Subject to whatever installment exercise provisions or other restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased; provided, however, that unless otherwise permitted by the Committee, if exercised in part, a Stock Option may not be exercised for fewer than 100 shares, unless the remaining balance of the Stock Option is less than 100 shares, in which case the Stock Option may be exercised for the remaining balance.

Such notice shall be accompanied by payment in full of the purchase price, either by cash or such instrument as the Committee may accept. Payment in full or in part may also be made in the form of unrestricted Stock, including shares withheld in connection with the exercise of the Stock Option, based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised, unless it shall be determined by the Committee, at or after grant, in its sole discretion, that unrestricted Stock is not a permissible form of payment with respect to any Stock Option or Options.

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If permitted by the Committee, a Plan Participant may elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to promptly sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

Subject to the immediately preceding paragraph, no shares of Stock shall be issued until full payment therefore has been made. Subject to Section 10(a) and any other limitations set forth in this Plan or relevant Award Agreement, an optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if so requested, has given any representations requested pursuant in Section 10(a).

(e)TERMINATION BY DEATH. Subject to Section 3(d), if an optionee’s employment by the Company and/or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(f)TERMINATION BY REASON OF DISABILITY. Subject to Section 3(d), if an optionee’s employment by the Company and/or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee or his/her guardian, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable only pursuant to Section 5(e).

(g)TERMINATION BY REASON OF RETIREMENT. Subject to Section 3(d), if an optionee’s employment by the Company and/or any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, for a period of three months, less one day (or such other period as the Committee may specify at grant), from the date of such termination, or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period of three months less one day (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable only pursuant to Section 5(e).

(h)OTHER TERMINATION. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by the Company and/or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, including without limitation in the case of voluntary or involuntary resignation of employment by the optionee, the entire Stock Option shall thereupon terminate and shall be immediately forfeited, regardless of its vesting status.

(i)BUYOUT PROVISIONS. The Committee may at any time offer to buy out for a payment in cash or Stock a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

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(j)FRACTIONAL SHARE. If any adjustment referred to herein shall result in a fractional share for any optionee under any Stock Option hereunder, such fraction shall be completely disregarded and the optionee shall only be entitled to the whole number of shares resulting from such adjustment.

(k)COMPLIANCE WITH SECTION 422 OF THE CODE. To the extent that any Stock Option which is designated as an Incentive Stock Option hereunder fails for any reason to comply with the provisions of Section 422 of the Code it shall be treated as a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS.

(a)	GRANT AND EXERCISE. The Committee may grant Stock Appreciation Rights under this Plan.

(b)	TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

(i)	The term of each Stock Appreciation Right shall be fixed by the Committee at grant, and no such Stock Appreciation Right shall be exercised more than ten years after the date it is granted, except that, to the extent a Stock Appreciation Right cannot be exercised during its initial term because such exercise would violate Federal, state or local laws, then the expiration of such Award shall automatically be tolled for the period during which such exercise would violate applicable law, but no more than 30 days.
(ii)	Stock Appreciation Rights shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its sole discretion, that any Stock Appreciation Right is exercisable only in installments, the Committee may waive such installment exercise provisions at any time after grant in whole or in part, based on such factors as the Committee shall determine in its sole discretion.
(iii)	Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of Fair Market Value of the Stock on the date of exercise over the Fair Market Value of the Stock on the date of grant (the “Base Price”) multiplied by the number of Stock Appreciation Rights exercised, with the Committee having the right to determine the form of payment.
(iv)	Subject to whatever installment exercise provisions or other restrictions apply hereunder, Stock Appreciation Rights may be exercised in whole or in part at any time during the term thereof by giving written notice of exercise to the Company specifying the number of rights to be exercised.
(v)	Sections 5(e) through (j) hereof shall apply equally to all Stock Appreciation Rights granted pursuant to this Plan, as if each reference therein to a “Stock Option” was instead a reference to a “Stock Appreciation Right.”

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SECTION 7. OTHER STOCK-BASED AWARDS.

(a)	ADMINISTRATION. The Committee may grant such Other Stock-Based Awards not described above that the Committee determines to be consistent with the purpose of this Plan and the interests of the Company. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of shares of Stock to be awarded pursuant to such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period or event.

The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation,” as determined by the Committee in its sole discretion. Any such Awards designated as intended to be “performance-based compensation” may be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Committee for such Awards may be based on any one or more of the following, as selected by the Committee, or such other measures as the Committee shall determine: increase in stock price, return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, cash flow of the Company and/or one or more divisions and/or subsidiaries, market price of the Company’s securities. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b)	TERMS AND CONDITIONS. Other Stock-Based Awards made pursuant to this Section 7 shall be subject to the following terms and conditions:
(i)	Transferability. Subject to the provisions of this Plan and the Award Agreement, Other Stock-Based Awards and shares subject to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, in the case of shares of Stock, prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses, and in all other cases, not at all.
(ii)	Dividends and Interest. Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at grant, the recipient of an Award under this Section 7 shall be entitled to receive interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.
(iii)	Vesting and Forfeiture. Any Award under this Section 7 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion, at grant.
(iv)	Settlement. In the case of any Other Stock-Based Award that is not subject to Section 8(a) below and that is subject to Section 409A of the Code, and that provides for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution shall be made no later than March 15 of the year following the calendar year in which receipt of such distribution is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

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(v)	Waivers and Acceleration. In the event of the Participant’s Retirement, Disability or death, and in other instances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations, performance requirements or restrictions imposed (if any) with respect to any or all of an Award under this Section 7 and/or accelerate the payment of cash or Stock pursuant to any such Award; provided, however, that such acceleration of payment shall not result in such Award violating Section 409A of the Code.
(vi)	Consideration. Stock (including securities convertible into Stock) issued on a bonus basis under this Section 7 may be issued for no cash consideration, subject to Section 11(a) below.
(vii)	Restricted Stock. Normal Retirement, Disability or Death. Unless otherwise determined by the Committee at grant, and except as otherwise provided by the Committee or permitted by this Plan, if a Participant’s employment by the Company and/or any Subsidiary or Affiliate terminates by reason of (i) Normal Retirement or permanent Disability, a portion of such unvested Restricted Stock shall vest as determined by prorating the shares for the current vesting period based on ratio of vesting period over the term of the grant or (ii) death, all unvested Restricted Stock shall vest immediately.
(viii)	Other Termination of Employment. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, and except as otherwise provided by the Committee or permitted by this Plan, all unvested Other Stock-Based Awards shall be immediately forfeited upon the termination of a Participant’s employment by the Company and/or any Subsidiary or Affiliate for any reason other than Disability or death, including without limitation in the case of voluntary or involuntary resignation of employment by the Participant. In the event of Retirement, a portion of such unvested Restricted Stock may vest as determined by the Company.
(ix)	Repurchase. The Committee may at any time offer to buy out for a payment in cash or Stock an Other Stock-Based Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

SECTION 8. RESTRICTED STOCK UNITS AND PERFORMANCE STOCK AND SHARE UNITS.

In addition to the other terms and provisions of this Plan (including the terms and provisions of Section 7) which apply to Restricted Stock Units, Performance Stock and Performance Units as an Award which is an Other Stock-Based Award, the following terms and provisions shall apply to Restricted Stock Units, Performance Stock and Performance Units:

(a)	Settlement. In all cases, payment of any Restricted Stock Unit, share of Performance Stock or Performance Unit will be made no later than March 15 of the year following the calendar year in which receipt of the payment thereon is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.
(b)	Performance Stock and Share Units – Retirement, Death or Disability. Unless otherwise determined by the Committee at grant, and except as otherwise provided by the Committee or permitted by this Plan, if a Participant’s employment by the Company and/or any Subsidiary or Affiliate terminates by reason of death or Disability, the estate of the Participant or the Participant, as applicable, will receive a portion of the Performance Stock and Units based on the terms of each award. All such Performance Stock and Units shall be made no later than 90 days following the date of the Participant’s death or Disability, as applicable. n the event of Retirement, a portion of such Performance Stock and Units may vest as determined by the Committee.
(c)	Restricted Stock Units – Normal Retirement, Death and Disability. Unless otherwise determined by the Committee at or after grant and except as otherwise provided by the Committee or permitted by this Plan, if a Participant’s employment by the Company and/or any Subsidiary or Affiliate terminates by reason of death or Disability, a pro rata portion of the restrictions pertaining to continued employment on any time-based Restricted Stock Unit will lapse, based on the number of full months the Participant was employed

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during the restriction period divided by the total number of months in the restriction period. To the extent that any Restricted Stock Unit is subject to performance conditions, the estate of the Participant or the Participant, as applicable, will receive a pro rata portion of the payment or Stock the Participant would have received based on the number of full months in the performance period prior to the Participant’s death or Disability, divided by the total number of months in the performance period. In the event of Death, all time-based Restricted Stock Unit shall vest immediately. All such pro rata payments of Restricted Stock Units shall be made no later than 90 days following the date of the Participant’s death or Disability, as applicable.

SECTION 9. AMENDMENTS AND TERMINATION.

The Board may amend, alter, or discontinue this Plan, and amend any Award granted hereunder, but, except as otherwise provided herein, no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under a Stock Option, Stock Appreciation Right, Other Stock-Based Award or any other Award theretofore granted, without the Participant’s consent, or which, without the approval of the Company’s stockholders, would:

(i)	increase the number of shares that may be issued under this Plan (except by certain adjustments provided for under this Plan);
(ii)	change the class of persons eligible to receive Incentive Stock Options under this Plan;
(iii)	change the requirements of Section 5 hereof regarding the exercise price; or
(iv)	amend this Plan in a manner that would require approval of the Company’s shareholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to Section 3 shall not be subject to the foregoing limitations of this Section 9.

Options may not be granted under this Plan after the date of termination of this Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

Subject to the above provisions, the Board shall have broad authority to amend this Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments, without regard to whether such amendment adversely affects an individual Award or the rights of a holder thereof.

Notwithstanding the foregoing provisions of this Section 9 and any other provision of this Plan to the contrary, no action shall be taken under this Section 9 or any other provision of this Plan that would: (i) cause an Award that is not otherwise subject to Section 409A of the Code to become subject to such section or (ii) cause an Award subject to Section 409A of the Code to violate such section.

SECTION 10. UNFUNDED STATUS OF PLAN.

This Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

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SECTION 11. GENERAL PROVISIONS.

(a)	Compliance with Applicable Law. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Stock under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or interdealer quotation system or other forum in which shares of Stock are quoted or traded (including, without limitation, Sections 409A or 422 of the Code), and, as a condition of any sale or issuance of shares of Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. This Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver shares of Stock, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

In particular, the Company shall not be obligated to sell or issue any shares pursuant to any Option or other Award unless the shares underlying the Award are at the time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws. The Company shall have no obligation to register pursuant to the 1933 Act or any state securities laws any shares of Stock issued pursuant to this Plan. The Committee may require each person acquiring shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under this Plan shall be subject to such conditions, stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Company shall not issue any shares of Stock under this Plan before the Company has received the consideration to be paid therefor to the extent required in order for such shares to be “fully paid” under Section 152 of the Delaware General Corporations Law, such consideration to have a value not less than the par value of such shares to the extent required by Section 153 of the Delaware General Corporation Law.

(b)	Other Compensation. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)	No Right to Employment. The adoption of this Plan shall not confer upon any employee of the Company or of any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d)	Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to the exercise of any Option or Stock Appreciation Right or any Award under this Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

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(e)	Dividend Reinvestment. The actual or deemed reinvestment of dividends or dividend equivalents in additional types of Awards at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment, taking into account other Awards then outstanding.

(f)	Governing Law. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the Delaware General Corporation Law, to the extent applicable, and in accordance with the laws of the State of Georgia in all other respects.

(g)	Other Benefits. The value of Awards made pursuant to this Plan shall not be included as part of the definition of “cash compensation” in connection with any other benefit offered by the Company.

(h)	Award Agreements; Electronic Delivery. An Award under this Plan shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document or other evidence (including evidence in an electronic medium) as is approved by the Committee. A copy of such document or evidence shall be provided to the Participant. Such document or evidence is referred to in this Plan as an “Award Agreement” regardless of whether any Participant signature is required.

The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including without limitation prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation annual reports and proxy statements).

(i)	Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(j)	No Liability. Subject to applicable law: (i) no Director shall be liable for anything whatsoever in connection with the exercise of authority under this Plan or the administration of this Plan except such Director’s own willful misconduct; (ii) under no circumstances shall any Director be liable for any act or omission of any other Director; and (iii) in the performance of its functions with respect to this Plan, the Board of Directors or Committee, or its designees, as the case may be, shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Board or Committee or designee deems necessary, and no Director shall be liable for any action taken or not taken in good faith reliance upon any such advice.

SECTION 12. EFFECTIVE DATE OF PLAN.

This Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”).

SECTION 13. TERM OF PLAN.

No Stock Option, Stock Appreciation Right or Other Stock-Based Award shall be granted pursuant to this Plan on or after the tenth anniversary of the Effective Date of this Plan, but Awards granted prior to such tenth anniversary may extend beyond that date.

 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  (Continued and to be marked, dated, and signed on other side) PROXY MARINE PRODUCTS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARINE PRODUCTS CORPORATION FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2024 The undersigned hereby constitutes and appoints RICHARD A. HUBBELL and BEN M. PALMER, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 2024, at 12:00 p.m. ET, at 2170 Piedmont Road, NE, Atlanta, GA 30324, or any adjournment of the meeting. The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 14, 2024, and grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place, and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR ALL” THE NOMINEES NAMED IN PROPOSAL 1; AND “FOR” PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. Important Notice Regarding the Availability of Proxy Materials for the MARINE PRODUCTS CORPORATION Annual Meeting of Stockholders to Be Held on April 23, 2024. The Notice and 2023 Annual Report and 2024 Proxy Statement are available at: https://www.viewproxy.com/MarineProductsCorp/2024

 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) The Board of Directors recommends a vote “FOR ALL” the nominees listed in Proposal 1; and “FOR” Proposals 2 and 3. Proposal 1. To elect three Class II Nominees (term expiring 2027) to the Board of Directors: NOMINEES: FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐ (1) Gary W. Rollins ☐ (2) Richard A. Hubbell ☐ (3) John F. Wilson ☐ INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box for each nominee you wish to withhold. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐ CONTROL NUMBER Proposal 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 3. To approve the proposed 2024 Stock Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐ Note: To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting. Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorneys, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature of Stockholder Date Signature of Stockholder Date XXXXXXXXXX Number of Shares CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. IN PERSON Vote your Proxy in Person: You may vote your shares in person at the 2024 Annual Meeting on April 23, 2024, at 12:00 p.m. ET at 2170 Piedmont Road, NE, Atlanta, GA 30324. INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Go to: www.aalvote.com/MPX Vote Your Proxy by Phone: Call (866) 804-9616 Vote Your Proxy by Mail: Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote by 11:59 p.m. ET on April 22, 2024. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote by 11:59 p.m. ET on April 22, 2024. Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Please mark your vote in blue or black ink as shown here ☒